Exhibit 10.6
EXECUTION VERSION
SECOND AMENDMENT TO CREDIT AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 19, 2010 (this “Second Amendment”), among ACTIVANT GROUP INC. (f/k/a Lone Star Holding Corp.), a Delaware corporation (“Holdings”), ACTIVANT SOLUTIONS INC., a Delaware corporation (the “Borrower”), the undersigned Lenders (as defined below) party to the Credit Agreement referred to below and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as modified hereby). The rules of construction specified in Sections 1.02 through 1.09 of the Credit Agreement shall apply to this Second Amendment including the terms defined in the preamble and recitals hereto.
W I T N E S S E T H :
WHEREAS, Holdings, the Borrower, various lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), the Administrative Agent, Deutsche Bank Trust Company Americas, as Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent, are parties to a Credit Agreement, dated as of May 2, 2006 (as amended, modified and/or supplemented to but not including the Second Amendment Effective Date referred to below, the “Credit Agreement”); and
WHEREAS, the parties hereto wish to amend certain provisions of, and enter into certain agreements with respect to, the Credit Agreement as provided herein, subject to the terms and conditions set forth below.
NOW, THEREFORE, it is agreed;

A.	Amendments and Agreements With Respect to the Credit Agreement.

1.On the Second Amendment Effective Date, (i) a portion of the Original Term Loan of each Original Term Lender outstanding on such date shall be automatically converted on such date into a B-1 Term Loan in an aggregate principal amount equal to the B-1 Term Loan Amount of such Lender as provided in Section 2.01(C)(i)(x) of the Credit Agreement (as modified hereby), (ii) a portion of the 2007 Term Loan of each 2007 Term Lender outstanding on such date shall be automatically converted on such date into a B-2 Term Loan of such Lender in an aggregate principal amount equal to the B-2 Term Loan Amount of such Lender as provided in Section 2.01(C)(i)(y) of the Credit Agreement (as modified hereby), (iii) a portion of the Original Term Loan of each Extending B-3 Term Lender outstanding on such date shall be automatically converted on such date into a B-3 Term Loan of such Lender in an aggregate principal amount equal to the B-3 Term Commitment (Original Term Loan) of such Extending B-3 Term Lender as provided in Section 2.01(C)(ii) of the Credit Agreement (as modified hereby), and (iv) a portion of the 2007 Term Loan of each Extending B-3 Term Lender outstanding on such date shall be automatically converted on such date into a B-3 Term Loan of such Lender in an aggregate principal amount equal to the B-3 Term Commitment (2007 Term Loan) of such Extending B-3 Term Lender as provided in Section 2.01(C)(iii) of the Credit Agreement (as modified hereby).
2.On the Second Amendment Effective Date, (x) a portion of the Existing Revolving Credit

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Commitment of each Lender (together with its related Existing Revolving Credit Exposure) shall be automatically converted on such date into a Non-Extended Revolving Credit Commitment of such Lender hereunder denominated in Dollars in an aggregate amount equal to the Non-Extended Revolving Credit Commitment of such Lender (together with all related Revolving Credit Exposure) and (y) a portion of the Existing Revolving Credit Commitment of each Lender (together with its related Existing Revolving Credit Exposure) shall be automatically converted on such date into an Extended Revolving Credit Commitment of such Lender hereunder denominated in Dollars in an aggregate amount equal to the Extended Revolving Credit Extension Amount of such Lender (together with all related Revolving Credit Exposure).

3.The Credit Agreement is hereby amended to incorporate the changes reflected in the redline version of the Credit Agreement attached hereto as Annex I.

4.The Credit Agreement is hereby further amended by restating each of Exhibit A, Exhibit B and Exhibit E in the forms attached hereto as Exhibit A, Exhibit B and Exhibit E, respectively.

B.	Miscellaneous Provisions.

1.In order to induce the Administrative Agent and Lenders to enter into this Second Amendment, the Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to each of the Lenders that, as of the Second Amendment Effective Date:

(i)the execution, delivery and performance by each Loan Party of this Second Amendment and the performance of the Credit Agreement (as modified hereby) are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement as modified hereby), or require any payment to be made under (i) (x) any material indenture, mortgage, deed of trust or loan agreement (including the Senior Subordinated Notes Indenture) or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(ii)this Second Amendment has been duly authorized, executed and delivered by each Loan Party and each of this Second Amendment and the Credit Agreement (as modified hereby) constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(iii)the representations and warranties set forth in Article V of the Credit Agreement and in the other Loan Documents are, both immediately before and after giving effect to this Second Amendment and the transactions contemplated hereby, true and correct in all material respects both on and as of the Second Amendment Effective Date with the same effect as though made on and as of the Second Amendment Effective Date unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(iv)there exists no Default or Event of Default as of the Second Amendment Effective Date, both immediately before and after giving effect to this Second Amendment and the transactions contemplated hereby.

2.

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(a)Except as expressly set forth herein (including the Annex and Exhibits attached hereto), this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)The effectiveness of this Second Amendment shall not constitute a novation of any Obligations owing under the Credit Agreement. All Loans and Letters of Credit outstanding under the Credit Agreement and all accrued and unpaid amounts owing by any Loan Party pursuant to the Credit Agreement shall continue to be outstanding and owing under the Credit Agreement as modified by this Second Amendment. Any payment or performance of any Obligation under the Credit Agreement or any Obligation described in the Credit Agreement during any period prior to the Second Amendment Effective Date shall constitute payment or performance of such Obligation under the Credit Agreement as amended by this Second Amendment.

(c)On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as modified hereby. This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

3.This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

4.THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.(a) This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)the Administrative Agent shall have received executed B-3 Term Loan Extension Elections with respect to an aggregate principal amount of Original Term Loans and 2007 Term Loans equal to at least $165,000,000;

(ii)the Borrower, the Administrative Agent, the Swing Line Lender, each L/C Issuer, each Extending B-3 Term Lender, each Extending Revolving Credit Lender and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent in accordance with the notice requirements set forth in Section 10.02 of the Credit Agreement;

(iii)the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower substantially in the form of Exhibit H to the Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by the Second Amendment on the Second Amendment Effective Date) attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) after giving effect to this Second Amendment and the consummation of the transactions contemplated thereby (including the conversions pursuant to Sections 1 and 2 of Part A hereof);

(iv)the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower, dated the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, containing a representation and warranty that the Obligations

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(including the B-1 Term Loans, B-2 Term Loans, B-3 Term Loans, Non-Extended Revolving Credit Loans and Extended Revolving Credit Loans) constitute “Senior Indebtedness” under the Senior Subordinated Notes Indenture;

(v)the Administrative Agent shall have received (A) an opinion (including an opinion as to no conflict with the Senior Subordinated Notes Indenture) from Simpson Thacher & Bartlett LLP, New York, counsel to the Loan Parties and (B) an opinion from DLA Piper, New Jersey special counsel to the Loan Parties, in each case addressed to the Administrative Agent and each of the Lenders party to the Credit Agreement on the Second Amendment Effective Date and dated the Second Amendment Effective Date covering such matters incidental to this Second Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably request;

(vi)the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of the Credit Agreement and the Loan Documents, in each case as modified by this Second Amendment, certified as of the Second Amendment Effective Date by a Responsible Officer, secretary or assistant secretary of each such Loan Party as being in full force and effect without modification or amendment and (B) good standing certificates for each Loan Party from each jurisdiction in which such Loan Party is organized;

(vii)the Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Second Amendment (whether or not such Lender is an Extending B-3 Term Lender, an Extending Revolving Credit Lender or otherwise but excluding a Revolving Credit Lender that is a Defaulting Lender) prior to 5:00 P.M., New York City time, on November 12, 2010 (the “Consent Deadline”), a non-refundable consent fee payable in Dollars (each, a “Consent Fee”) in an aggregate amount equal to 0.25% of the sum of aggregate principal amount of the Term Loans and the Revolving Credit Commitment of such Lender outstanding or in effect, as applicable, as of the Consent Deadline;

(viii)all outstanding Swing Line Loans under, and as defined in, the Credit Agreement shall have been repaid in full and all accrued but unpaid interest thereon accruing prior to the Second Amendment Effective Date shall have been paid in accordance with the terms of the Credit Agreement;

(ix)the Borrower shall have paid to each Extending Revolving Credit Lender an initial yield payment equal to 1.0% of the Extended Revolving Credit Commitment of such Extending Revolving Credit Lender on the Second Amendment Effective Date, with such payment to be earned by, and payable to, such Extending Revolving Credit Lender on the Second Amendment Effective Date (it being understood that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2)); and

(x)the Borrower shall have paid (A) all fees required to be paid to the Administrative Agent (or its affiliate) on the Second Amendment Effective Date as have been separately agreed by the Borrower and the Administrative Agent (or such affiliate) in connection with this Second Amendment, including, to the extent invoiced, reimbursement or payment of reasonable out-of-pocket expenses in connection with this Second Amendment and the transactions contemplated hereby and (B) any other reasonable out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to Section 10.04 of the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(b)    The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date promptly after the occurrence thereof.

6.By executing and delivering a copy hereof, each Loan Party hereby (a) consents to the terms of this Second Amendment and the Loan Documents (as modified by this Second Amendment), (b) reaffirms all of its obligations and liabilities under each Loan Document (as such Loan Documents are modified by this Second Amendment), all of which obligations and liabilities

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shall remain in full force and effect and (c) agrees that all Loans (including, without limitation, all B-1 Term Loans, all B-2 Term Loans, all B-3 Term Loans, all Non-Extended Revolving Credit Loans and all Extended Revolving Credit Loans) shall be fully guaranteed pursuant to the Guaranty to which it is party in accordance with the terms and provisions thereof and shall be fully secured pursuant to the applicable Collateral Documents.
*    *    *

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IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed and delivered as of the date first above written.

ACTIVANT GROUP INC.
By: /s/ Pervez Qureshi Name: Title:

ACTIVANT SOLUTIONS INC.
By: /s/ Pervez Qureshi Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, as Swing Line Lender and an L/C Issuer By: Name: Title: By: Name: Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT

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IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed and delivered as of the date first above written.

ACTIVANT GROUP INC.
By: Name: Title:

ACTIVANT SOLUTIONS INC.
By: Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, as Swing Line Lender and an L/C Issuer

By:  /s/ Paul O'Leary
Name: Paul O'Leary
Title: Director
By:  /s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

JPMORGAN CHASE BANK, N.A., as an L/C Issuer By: /s/ Ann B. Kerns Name: Ann B. Kerns Title: Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT

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Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof.
HM COOP LLC
By: Activant Solutions Inc., as its Sole Member
By:     /s/ Pervez Qureshi    _____________
Name:
Title:
ACTIVANT WHOLESALE DISTRIBUTION SOLUTIONS INC.
By:     /s/ Pervez Qureshi    _____________
 Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT

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SIGNATURE PAGE TO THE SECOND AMENDMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, TO THE CREDIT AGREEMENT, DATED AS OF MAY 2, 2006 AND AS AMENDED AS OF AUGUST 17, 2007, AMONG ACTIVANT GROUP INC. (F/K/A LONE STAR HOLDING GROUP), ACTIVANT SOLUTIONS INC., DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT, JPMORGAN CHASE BANK, N.A., AS SYNDICATION AGENT, LEHMAN COMMERCIAL PAPER INC., AS DOCUMENTATION AGENT, AND VARIOUS LENDERS PARTY THERETO.
By executing this signature page:

A.
as an existing Lender that is an Extending B-3 Term Lender, the undersigned institution agrees (i) to the terms of the Second Amendment and the Credit Agreement (as modified by the Second Amendment) and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as modified by the Second Amendment), to extend and convert all or a portion of its Original Term Loans and/or 2007 Term Loans in the aggregate amount set forth below under the headings “Amount of Original Term Loans to be Extended” and “Amount of 2007 Term Loans to be Extended”, respectively;

B.
as an existing Lender that is an Extending Revolving Credit Lender, the undersigned institution agrees (i) to the terms of the Second Amendment and the Credit Agreement (as modified by the Second Amendment) and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as modified by the Second Amendment), to extend and convert all or a portion of its Existing Revolving Credit Commitment in the aggregate amount set forth below under the heading “Amount of Existing Revolving Credit Commitments to be Extended”, together with all related Existing Revolving Credit Exposure;

C.
as an existing Lender (whether a Revolving Credit Lender or a Term Lender) that is not an Extending B-3 Term Lender or an Extending Revolving Credit Lender (any such Lender, a “Non-Extending Lender”), the undersigned institution agrees to the terms of the Second Amendment and the Credit Agreement (as modified by the Second Amendment), but NOT to extend and convert (i) any of its Original Term Loans or 2007 Term Loans into B-3 Term Loans or (ii) any of its Existing Revolving Credit Commitments (and related Existing Revolving Credit Exposure) into Extended Revolving Credit Commitments (and related Revolving Credit Exposure).

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SIGNATURE PAGE FOR EXTENDING
B-3 TERM LENDER

NAME OF LENDER:

Executing as an EXTENDING B-3 TERM LENDER: By: ____________________________________ Name: Title: For any Lender requiring a second signature line: By: ____________________________________ Name: Title:
Principal amount of Original Term Loans held by Extending B-3 Term Lender	Amount of Original Term Loans to be Extended	Principal amount of 2007 Term Loans held by Extending B-3 Term Lender	Amount of 2007 Term Loans to be Extended
$—	$—	$—	$—

SIGNATURE PAGE TO THE SECOND AMENDMENT

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SIGNATURE PAGE FOR EXTENDING
REVOLVING CREDIT LENDER

NAME OF LENDER:

Executing as an EXTENDING REVOLVING CREDIT LENDER:
By: ____________________________________
Name:
Title:
For any Lender requiring a second signature line:
By: ____________________________________
Name:
Title:

Principal amount of Existing Revolving Credit Commitment held by Extending Revolving Credit Lender	Amount of Existing Revolving Credit Commitment to be Extended
$—	$—

SIGNATURE PAGE TO THE SECOND AMENDMENT

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SIGNATURE PAGE FOR
NON-EXTENDING LENDER

NAME OF LENDER:

Executing as an NON-EXTENDING LENDER: By: ____________________________________ Name: Title: For any Lender requiring a second signature line: By: ____________________________________ Name: Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT

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CREDIT AGREEMENT

Dated as of May 2, 2006
among
LONE STAR MERGER CORP.
(to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc.), as the Borrower,

LONE STAR HOLDING CORP.,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, Swing Line Lender and an L/C Issuer,
THE OTHER LENDERS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
and
LEHMAN COMMERCIAL PAPER INC.,
as Documentation Agent

DEUTSCHE BANK SECURITIES INC. and
J.P. MORGAN SECURITIES INC.,
as Co-Lead Arrangers and as Joint Bookrunners
and
LEHMAN BROTHERS INC.,
as a Joint Bookrunner

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SCHEDULES
I    Guarantors
1.01A    [Reserved]
1.01B    Certain Security Interests and Guarantees
1.01C    Unrestricted Subsidiaries
1.01D    [Reserved]
1.01E    Existing Letters of Credit
1.01F    Mortgaged Properties
1.01G    Excluded Subsidiary
1.01H    Foreign Subsidiary
2.01    Commitments as of Closing Date
5.05    Certain Liabilities
5.12    Subsidiaries and Other Equity Investments
7.01(b)    Existing Liens
7.02(f)    Existing Investments
7.03(b)    Existing Indebtedness

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7.05(k)    Dispositions
7.08    Transactions with Affiliates
7.09    Existing Restrictions
10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
Form of
A    Loan Notice
B    Swing Line Loan Notice
C-1    Term Note
C-2    Revolving Credit Note
C-3    Swing Line Note
D    Compliance Certificate
E    Assignment and Assumption
F    Guaranty
G    Security Agreement
H    Solvency Certificate
I    Opinion Matters ¯ Counsel to Loan Parties
J    Intellectual Property Security Agreement
K-1    Acknowledgment and Assumption Agreement (Target)
K-2    Acknowledgment and Assumption Agreement (Opco)
L    Intercompany Subordination Agreement

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CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”) is entered into as of May 2, 2006, among LONE STAR MERGER CORP., a Delaware corporation (to be merged with, and into, the Target (as defined below), which, in turn shall be merged with, and into, Opco (as defined below), “Merger Sub”), LONE STAR HOLDING CORP., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Syndication Agent and LEHMAN COMMERCIAL PAPER INC., as Documentation Agent.
PRELIMINARY STATEMENTS
Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), Merger Sub, a direct wholly-owned Subsidiary of Holdings, shall be merged with, and into, Activant Solutions Holdings Inc., a Delaware corporation (the “Target”), with the Target as the surviving corporation (the “Merger”).
Immediately following the consummation of the Merger, the Target (as the surviving corporation of the Merger) shall be merged with and into Activant Solutions Inc., a Delaware corporation and wholly-owned Subsidiary of the Target (“Opco”), with Opco as the surviving corporation (the “Secondary Merger”).
The Borrower has requested that simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of (i) Term Loans in an initial aggregate amount of $390,000,000 and (ii) a Revolving Credit Facility in an initial aggregate amount of $40,000,000. The Revolving Credit Facility will include a sub-limit for the making of one or more Swing Line Loans and the issuance of one or more Letters of Credit from time to time.
The proceeds of the Term Loans made on the Closing Date, together with the proceeds of (i) the issuance of the New Notes, and (ii) the Equity Contributions, will be used to finance, in part, the Refinancing and to pay the Merger Consideration and the Transaction Expenses. No proceeds of Revolving Credit Loans will be used to finance the Refinancing or to pay any portion of the Merger Consideration or the Transaction Expenses, except that proceeds of Revolving Credit Loans not to exceed $5,000,000 may be incurred on the Closing Date to fund the Segregated Account on the terms contemplated by Section 4.01(e)(iii). The proceeds of Revolving Credit Loans incurred after the Closing Date will be used for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.
The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

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In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

Definitions and Accounting Terms
SECTION 1. 1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2007 Term Borrowing” means a borrowing consisting of simultaneous 2007 Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the 2007 Term Lenders pursuant to Section 2.01.
“2007 Term Commitment” means, as to each 2007 Term Lender, its obligation to make a 2007 Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01(a) (as in effect on the First Incremental Amendment Effective Date), in each case under the caption “2007 Term Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the 2007 Term Commitments on the First Incremental Amendment Effective Date is $75,000,000.
“2007 Term Lender” means any Lender that has a 2007 Term Commitment or a 2007 Term Loan at such time.
“2007 Term Loan” has the meaning specified in Section 2.01(a).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component financial definitions used therein) were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.
“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.
“Act” has the meaning set forth in Section 10.21.
“Additional Lender” means, at any time, any bank or other financial institution (other than any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of an Incremental Term Loan or Revolving Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.15 or Term Loan Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.16, provided that, for purposes of Section 2.16, each Additional Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld) and the Borrower.

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“Administrative Agent” means DBTCA, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.
“Administrative Agent's Office” means the Administrative Agent's address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders in writing.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arrangers and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means, at any time, the Commitments of all the Lenders at such time.
“Aggregate Credit Exposures” means, at any time, the sum of (a) the unused portion of each Revolving Credit Commitment then in effect, (b) the unused portion of each Term Commitment then in effect and (c) the Total Outstandings at such time.
“Agreement” has the meaning specified in the introductory paragraph.
“Allocable Revolving Share” means, at any time, (a) with respect to the Non-Extended Revolving Credit Commitments or the Non-Extending Revolving Credit Lenders, the percentage of the Revolving Credit Commitments represented at such time by the Non-Extended Revolving Credit Commitments and (b) with respect to the Extended Revolving Credit Commitments or the Extending Revolving Credit Lenders, the percentage of the Revolving Credit Commitments represented at such time by the Extended Revolving Credit Commitments; provided that if any such Revolving Credit Commitment, Non-Extended Revolving Credit Commitment or Extended Revolving Credit Commitment, as the case may be, has been terminated, then the Allocable Revolving Share of each applicable Lender shall be determined based on the Allocable Revolving Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

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“Applicable Rate” means a percentage per annum equal to:
(A) (i) with respect to B-1 Term Loans maintained as (x) Eurocurrency Rate Loans, 2.00% and (y) Base Rate Loans, 1.00%, (ii) with respect to B-2 Term Loans maintained as (x) Eurocurrency Rate Loans, 2.50% and (y) Base Rate Loans 1.50% and (iii) with respect to B-3 Term Loans maintained as (x) Eurocurrency Rate Loans, 4.50% and (y) Base Rate Loans, 3.50%; and
(B)(i) with respect to Non-Extended Revolving Credit Loans, unused Non-Extended Revolving Credit Commitments and Letter of Credit fees relating to the Non-Extended Revolving Credit Commitments, the percentages per annum set forth in the table below , based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee Rate

1	Less than 4.50:1.00	1.75%	0.75%	0.375%
2	Greater than or equal to 4.50:1.00	2%	1%	0.5%

(ii) with respect to Extended Revolving Credit Loans, unused Extended Revolving Credit Commitments and Letter of Credit fees relating to the Extended Revolving Credit Commitments, the percentages per annum set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee Rate

1	Less than 4.50:1.00	4.25%	3.25%	0.375%
2	Greater than or equal to 4.50:1.00	4.5%	3.5%	0.5%

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Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
It is understood and agreed that (x) the “Applicable Rate” (as defined herein immediately prior to giving effect to the Second Amendment Effective Date) shall apply for all periods prior to the Second Amendment Effective Date, and (y) the “Applicable Rate” (as defined herein immediately after giving effect to the Second Amendment Effective Date) shall apply for all periods on and after the Second Amendment Effective Date. Notwithstanding the foregoing, (i) the Applicable Rate in respect of Extended Term Loans of any Extension Series, Refinancing Term Loans of any Refinancing Series or Incremental Term Loans shall be the applicable percentages per annum provided pursuant to the applicable Extension Amendment, Refinancing Amendment or Incremental Amendment, as the case may be, and (ii) the Applicable Rate of certain B-3 Term Loans shall be increased as, and to the extent, necessary to comply with the provisions of Sections 2.16 or 2.17, as applicable.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) with respect to any Letters of Credit issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means DBSI and JPMS each in its capacity as a co-lead arranger and a joint bookrunner under this Agreement.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

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“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheets of Target and its Subsidiaries as of each of September 30, 2005, 2004 and 2003, and the related audited consolidated statements of income, stockholders' equity and cash flows for Target and its Subsidiaries for the fiscal years ended September 30, 2005, 2004 and 2003, respectively.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Available Amount” means, on any date (the “Reference Date”), an amount equal at such time to (a) the sum of, without duplication:
(i)    an amount (which amount as calculated pursuant to this clause (i) shall not be less than zero) equal to (x) the cumulative amount of Excess Cash Flow for all full fiscal years completed after the Closing Date (commencing with the fiscal year ending September 30, 2007) and prior to the Reference Date minus (y) the portion of such Excess Cash Flow that has been after the Closing Date and on or prior to the Reference Date applied to the prepayment of Term Loans in accordance with Section 2.05(b)(i);
(ii)    the amount of any capital contributions or other Permitted Equity Issuances (other than the Equity Contributions or Permitted Equity Issuances made pursuant to Section 8.05) made or received by Holdings or the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date and Not Otherwise Applied;
(iii)    to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash dividends and other cash distributions received by Holdings, the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries after the Closing Date and on or prior to the Reference Date (other than the portion of any such dividends and other distributions that is used by Holdings, the Borrower or any Guarantor to pay taxes); and
(iv)    to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash repayments of principal received by Holdings, the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries after the Closing Date and on or prior to the Reference Date in respect of loans made by Holdings, the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries;
minus (b) the sum of:
(i)    the aggregate amount of any Investments made by Holdings, the Borrower or any Restricted Subsidiary pursuant to Section 7.02(c)(iii), 7.02(i)(B) or 7.02(n) after the Closing Date and on or prior to the Reference Date; and

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(ii)    the aggregate amount of prepayments, repayments, redemptions, purchases, defeasances or other satisfactions made by Holdings, the Borrower or any Restricted Subsidiary pursuant to Section 7.13(a)(iv) after the Closing Date and on or prior to the Reference Date;
(iii)    the aggregate amount of Restricted Payments made by Holdings or the Borrower pursuant to Section 7.06(i) after the Closing Date and on or prior to the Reference Date; and
(iv)    the aggregate amount of Capital Expenditures made by the Borrower or any Restricted Subsidiary pursuant to Section 7.16(a)(y) after the Closing Date and on or prior to the Reference Date.
“B-1 Term Lender” means, at any time, any Lender that has a B-1 Term Loan at such time.
“B-1 Term Loan” has the meaning provided in Section 2.01(a)(C)(i)(x).
“B-1 Term Loan Amount” means, as to any Lender, an amount equal to the sum of (i) the outstanding principal amount of the Original Term Loan of such Lender on the Second Amendment Effective Date (immediately prior to giving effect thereto) minus (ii) if such Lender is an Extending B-3 Term Lender, the B-3 Term Loan Extension Amount (Original Term Loan) of such Lender.
“B-2 Term Lender” means, at any time, any Lender that has a B-2 Term Loan at such time.
“B-2 Term Loan” has the meaning provided in Section 2.01(a)(C)(i)(y).
“B-2 Term Loan Amount” means, as to any Lender, an amount equal to the sum of (i) the outstanding principal amount of the 2007 Term Loan of such Lender on the Second Amendment Effective Date (immediately prior to giving effect thereto) minus (ii) if such Lender is an Extending B-3 Term Lender, the B-3 Term Loan Extension Amount (2007 Term Loan) of such Lender.
“B-3 Term Commitment (2007 Term Loan)” means, as to each Lender, its commitment to convert all or a portion of its 2007 Term Loan into a B-3 Term Loan pursuant to Section 2.01(a)(C)(iii) on the Second Amendment Effective Date in an aggregate principal amount equal to the B-3 Term Loan Extension Amount (2007 Term Loan) of such Lender, as such commitment shall be reduced on the Second Amendment Effective Date pursuant to Section 2.05(b). On the Second Amendment Effective Date (prior to giving effect to the termination thereof pursuant to Section 2.05(b)), the initial aggregate amount of the B-3 Term Commitments (2007 Term Loan) is $53,308,281.
“B-3 Term Commitment (Original Term Loan)” means, as to each Lender, its commitment to convert all or a portion of its Original Term Loan into a B-3 Term Loan pursuant to Section 2.01(a)(C)(ii) on the Second Amendment Effective Date in an aggregate principal amount equal to the B-3 Term Loan Extension Amount (Original Term Loan) of such Lender, as such commitment shall be reduced on the Second Amendment Effective Date pursuant to Section 2.05(b). On the Second Amendment Effective Date (prior to giving effect to the

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termination thereof pursuant to Section 2.05(b)), the initial aggregate amount of all B-3 Term Commitments (Original Term Loan) is $221,691,719.
“B-3 Term Lender” means, at any time, any Lender that has a B-3 Term Commitment or a B-3 Term Loan at such time.
“B-3 Term Loan” has the meaning provided in Section 2.01(a)(C)(ii).
“B-3 Term Loan Extension Amount (2007 Term Loan)” means, as to the 2007 Term Loans of any Extending B-3 Term Lender, an amount equal to the product obtained by multiplying (x) the principal amount of such Lender's 2007 Term Loans subject to a B-3 Term Loan Extension Election by (y) a fraction, the numerator of which is the aggregate principal amount of all 2007 Term Loans accepted for extension by the Borrower on the Second Amendment Effective Date and the denominator of which is the aggregate principal amount of all 2007 Term Loans subject to B-3 Term Loan Extension Elections, as such amount may, in the discretion of the Administrative Agent and the Borrower, be (i) decreased to an amount not less than the product of (I) the percentage which equates to such Lender's Pro Rata Share of the aggregate principal amount of all 2007 Term Loans outstanding immediately prior to the Second Amendment Effective Date multiplied by (II) the aggregate principal amount of all 2007 Term Loans accepted for extension by the Borrower on the Second Amendment Effective Date, (ii) after giving effect to any allocation reductions for Extending B-3 Term Lenders pursuant to preceding clause (i), increased to an amount not to exceed the principal amount of such Lender's 2007 Term Loans subject to a B-3 Term Loan Extension Election, and (iii) modified by the Administrative Agent to account for rounding adjustments. The Administrative Agent and the Borrower shall determine the final B-3 Term Loan Extension Amount (2007 Term Loan) of each Lender on the Second Amendment Effective Date and the Administrative Agent shall notify each such Lender of its B-3 Term Loan Extension Amount (2007 Term Loan) promptly following the Second Amendment Effective Date. All such determinations made by the Administrative Agent and the Borrower shall be final, conclusive and binding on the Lenders and the Administrative Agent and the Borrower shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision).
“B-3 Term Loan Extension Amount (Original Term Loan)” means, as to the Original Term Loans of any Extending B-3 Term Lender, an amount equal to the product obtained by multiplying (x) the principal amount of such Lender's Original Term Loans subject to a B-3 Term Loan Extension Election by (y) a fraction, the numerator of which is the aggregate principal amount of all Original Term Loans accepted for extension by the Borrower on the Second Amendment Effective Date and the denominator of which is the aggregate principal amount of all Original Term Loans subject to B-3 Term Loan Extension Elections, as such amount may, in the discretion of the Administrative Agent and the Borrower, be (i) decreased to an amount not less than the product of (I) the percentage which equates to such Lender's Pro Rata Share of the aggregate principal amount of all Original Term Loans outstanding immediately prior to the Second Amendment Effective Date multiplied by (II) the aggregate principal amount of all Original Term Loans accepted for extension by the Borrower on the Second Amendment Effective Date, (ii) after giving effect to any allocation reductions for Extending B-3 Term Lenders pursuant to preceding clause (i), increased to an amount not to

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exceed the principal amount of such Lender's Original Term Loans subject to a B-3 Term Loan Extension Election, and (iii) modified by the Administrative Agent to account for rounding adjustments. The Administrative Agent and the Borrower shall determine the final B-3 Term Loan Extension Amount (Original Term Loan) of each Lender on the Second Amendment Effective Date and the Administrative Agent shall notify each such Lender of its B-3 Term Loan Extension Amount (Original Term Loan) promptly following the Second Amendment Effective Date. All such determinations made by the Administrative Agent and the Borrower shall be final, conclusive and binding on the Lenders and the Administrative Agent and the Borrower shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision).
“B-3 Term Loan Extension Election” means an election by a Lender provided in accordance with the procedures set forth in the Second Amendment to have all or a portion of its Original Term Loan and/or its 2007 Term Loan converted into a B-3 Term Loan pursuant to Section 2.01(a)(C)(ii) or (iii), as the case may be.
“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by DBTCA as its “prime rate.” The “prime rate” is a rate set by DBTCA based upon various factors including DBTCA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by DBTCA shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” means (i) at any time prior to the consummation of the Merger and the Secondary Merger, Merger Sub, (ii) at all times on and after the consummation of the Merger, but prior to the consummation of the Secondary Merger, the Target and (iii) at all times on and after the consummation of the Merger and the Secondary Merger, Opco.
“Borrower Guaranty” means the Borrower Guaranty made by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.
“Borrowing” means (a) a Revolving Credit Borrowing, (b) a Swing Line Borrowing or (c) a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in Austin, Texas and in the state where the Administrative Agent's Office is located, and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency

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Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures for such period and (c) all obligations under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii)  expenditures that constitute Permitted Acquisitions.
“Capitalized Leases” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet (excluding the footnotes thereto) of such Person; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be

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reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
“Cash Collateral” has the meaning specified in Section 2.03(g).
“Cash Collateral Account” means a blocked account at DBTCA (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars, Canadian dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or any agency or instrumentality thereof having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a Person rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's (or, if any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from another nationally recognized rating service), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(e)    repurchase obligations for underlying securities of the types described in (b), (c) and (d) above entered into with any Approved Bank or recognized securities dealer having capital and surplus in excess of $250,000,000;

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(f)    securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody's (or, if any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from another nationally recognized rating service);
(g)    marketable short-term money market and similar securities with average maturities of 12 months or less from the date of acquisition having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from another nationally recognized rating service);
(h)    Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (g) of this definition; and
(i) in the case of a Foreign Subsidiary, substantially similar investments of the type described above denominated in foreign currencies and from similarly capitalized and rated foreign banks in the jurisdiction in which such Foreign Subsidiary is organized.
“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services and such Person's successors and permitted assigns.
“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.
“Cash Management Services” means treasury, depository and cash management services and any automated clearing house fund transfer services.
“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

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“Change of Control” means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,
(i)    any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdings equal to an amount more than fifty percent (50%) of the amount of common stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or
(ii)    at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or
(b)    any “Change of Control” (or any comparable term) in any document pertaining to (i) the Senior Subordinated Notes or Indebtedness which constitutes a Permitted Refinancing thereof, (ii) any Holdings Permitted Debt, or (iii) any other Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or
(c)    at any time prior to a Qualifying IPO of the Borrower, the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, B-1 Term Lenders, B-2 Term Lenders, B-3 Term Lenders, Refinancing Term Lenders for a given Refinancing Series of Refinancing Term Commitments or Refinancing Term Loans or Extending Term Lenders for a given Extension Series of Extended Term Commitments or Extended Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Original Term Commitments, 2007 Term Commitments, B-3 Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Extended Term Commitments of a given Extension Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, B-1 Term Loans, B-2 Term Loans, B-3 Term Loans, Refinancing Term Loans of a given Refinancing Series or

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Extended Term Loans of a given Extension Series; provided that, for purposes of the definitions of “Revolving Credit Note”, Section 10.07(b)(ii)(A) and the last sentence of Section 10.07(b), the Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) and the Non-Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) shall be treated as separate “Classes”.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.
“Closing Date Material Adverse Effect” means (i) a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of the Target and its Subsidiaries (taken as a whole) or (ii) a material adverse effect on the ability of the Target to consummate the transactions contemplated by the Merger Agreement, in each case, other than an effect resulting from an Excluded Matter.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.
“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.
“Collateral Agent” means DBTCA, in its capacity as collateral agent under any of the Loan Documents, or any successor administrative agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that, subject to any applicable limitations set forth herein or in any Collateral Document:
(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;
(b)    all Obligations shall have been unconditionally guaranteed by Holdings, the Borrower (in the case of Obligations under clauses (y) and (z) of the first sentence of the definition thereof) and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;
(c)    all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guarantees to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guarantee;
(d)    the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower and (ii) all of the Equity Interests of each wholly owned Subsidiary directly owned by the Borrower or any Guarantor (other than the Equity Interests of any Unrestricted Subsidiary); provided that pledges of Equity Interests of each Foreign Subsidiary shall be limited to 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary at any time;

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(e)    except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including accounts (other than bank deposit accounts), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;
(f)    none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and
(g)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each owned property described on Schedule 1.01F hereto or required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first priority Lien (subject to prior Liens permitted by Section 7.01) on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property and (iv) flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the

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extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 6.11 or Section 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, an L/C Issuer for its benefit or the Administrative Agent for the benefit of the L/C Issuer and any Lenders.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,
(ii)    provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,
(iii)    depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees),
(iv)    Non-Cash Charges,
(v)    (x) extraordinary losses and unusual or non-recurring cash charges, severance, relocation costs and curtailments or modifications to pension and post retirement employee benefit plans and (y) cash restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities), provided that the aggregate amount of all additions to Consolidated Net Income for any fiscal year of the Borrower made

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pursuant to this clause (v) shall not exceed $6,000,000 (it being understood that such adjustments and additions may be incremental to (though not duplicative of) any Pro Forma Adjustments included in Consolidated EBITDA for such period as a result of the application of clause (C) of the proviso following clause (b) below),
(vi)    any deferred compensation payments paid to option holders of Holdings or the Borrower in connection with any recapitalization; provided that the aggregate amount added back pursuant to this clause (vi) for any fiscal year shall not exceed $1,000,000.
(vii)    any deductions attributable to minority interests,
(viii)    the amount of expenses paid to the Sponsors (including any amortization thereof) related to management, monitoring, consulting or advisory activities, provided that the aggregate amount of all additions to Consolidated Net Income for any fiscal year of the Borrower made pursuant to this clause (viii) shall not exceed $1,000,000,
(ix)    any costs or expenses (excluding Non-Cash Charges) incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings or the Borrower (in each case, other than Disqualified Equity Interests),
(x)    losses on asset sales,
(xi)    the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken during such period in connection with the Transaction (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken within 12 months after the Closing Date, (C) no cost savings shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (v) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (xi) shall not exceed $10,000,000 for any period consisting of four consecutive quarters, less
(b)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    extraordinary and unusual or non-recurring cash gains,

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(ii)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),
(iii)    gains on asset sales (other than asset sales in the ordinary course of business),
(iv)    any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and
(v)    all one-time gains from investments recorded using the equity method, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk),
(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,
(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (i) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (including pursuant to the Merger and the Secondary Merger, but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary (each, a “Converted Restricted Subsidiary”), in each case, based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (ii) for the purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(i)(D)(1), 7.02(n), 7.03(h), 7.04, 7.06(i), 7.11 and 7.13(a), an adjustment in respect of each Acquired Entity or Business or Converted Restricted Subsidiary (other than in connection with the Merger and the Secondary Merger) equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition)

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(D) as specified in a certificate executed by a Responsible Officer and delivered to the Administrative Agent (for further delivery to the Lenders),and
(E) for purposes of determining the Total Leverage Ratio, the Interest Coverage Ratio or Consolidated EBITDA for purposes of Section 2.05(b)(i) only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on asset sales, disposals or abandonments, (b) any non-cash impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all non-cash losses from investments recorded using the equity method, (d) non-cash stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (other than the Existing Floating Notes and any Indebtedness incurred in connection with the Borrower's existing customer leasing operations, so long as (x) the aggregate amount of such Indebtedness does not exceed $200,000 and (y) any recourse of the holder of such Indebtedness is limited to the assets subject to the respective lease), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Contracts and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any Permitted Acquisition) but excluding, however, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (d) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (e) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates, (f) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all

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as calculated on a consolidated basis in accordance with GAAP; provided that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (b) for purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(i)(D)(1), 7.02(n), 7.03(h), 7.04, 7.06(i), 7.11 and 7.13(a), there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) relating to any Indebtedness incurred or assumed as part of an acquisition of an Acquired Entity or Business or as part of the conversion of a Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or repaid on the first day of such period and (c) for purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(i)(D)(1), 7.02(n), 7.03(h), 7.04, 7.06(i), 7.11 and 7.13(a), there shall be excluded from determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business disposed of during such period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business for such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.
“Consolidated Lease Expense” means, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to or during the fiscal year ending March 31, 2007, Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of

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equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Swap Contracts or other derivative instruments and (f) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of the Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.
“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of indebtedness for borrowed money (other than the Existing Floating Notes and any Indebtedness incurred in connection with the Borrower's existing customer leasing operations, so long as (x) the aggregate amount of such Indebtedness does not exceed $200,000 and (y) any recourse of the holder of such Indebtedness is limited to the assets subject to the respective lease), obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a) and  7.01(s) and clauses (i) and (ii) of Section 7.01(u)) in excess of $7,500,000 included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including any deferred revenue classified as long-term on any such consolidated balance sheet, but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

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“Continuing Directors” means the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Merger and the Secondary Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other directors' nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).
“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.
“Corrective Extension Amendment” has the meaning provided in Section 2.17(d).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“DBSI” means Deutsche Bank Securities Inc., in its individual capacity and any successor thereto by merger, consolidation or otherwise.
“DBTCA” means Deutsche Bank Trust Company Americas, in its individual capacity and any successor thereto by merger, consolidation or otherwise.
“Debt Issuance” means the issuance or incurrence by any Person and its Subsidiaries of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the

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interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (d) has notified the Borrower and/or the Administrative Agent in writing of any of the foregoing (including any written notification of its intent not to comply with its obligations under Article 2).
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents within 180 days following the consummation of the applicable Disposition).
“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA (and the component financial definitions used therein) of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings (or, after a Qualified IPO, the Borrower) of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence

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of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time such Disqualified Equity Interests are first issued; provided that if such Equity Interests are issued to a plan for the benefit of employees of Holdings, the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Documentation Agent” means Lehman Commercial Paper Inc.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any toxic or hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges of waste to public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual

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arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Contributions” means, collectively, (a) the contribution by the Equity Investors of cash to Holdings, (b) the after-tax cash proceeds that Management Stockholders otherwise would be entitled to receive from Target in connection with the Merger that such Management Stockholders agree on or prior to the Closing Date to apply to the purchase of Equity Interests of Holdings, (c) the aggregate spread value (i.e., with respect to each option to acquire common stock of Target, the product of (i) the excess, if any, of the per share exercise price of such option over the Merger Consideration per share of Target common stock, multiplied by (ii) the number of shares of Target common stock subject to such option) at the closing of the Merger of options to acquire common stock of Target held by Management Stockholders that such Management Stockholders agree on or prior to the Closing Date will be retained by such Management Stockholders in connection with the Transaction (in lieu of the cancellation thereof and the payment of the aggregate spread value to such Management Stockholders in connection with the Merger) and thereafter represent options to acquire Equity Interests of Holdings and (d) the further contribution by Holdings to the Borrower of any portion of the cash contribution proceeds not directly received by the Borrower or used by Holdings to pay Transaction Expenses.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Investors” means the Sponsors and the Management Stockholders.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which

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constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (g) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA.
“Eurocurrency Rate” means (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurocurrency Rate Loan of the Administrative Agent (in its capacity as a Lender) (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurocurrency Rate Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurocurrency Rate Loan commencing two Business Days thereafter as of 10:00 A.M. (New York City time) on the applicable date of determination, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a) the sum, without duplication, of:
(i) Consolidated Net Income for such period,
(ii) an amount equal to the amount of all non-cash charges during such period, to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

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(b) the sum, without duplication, of:
(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,
(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period pursuant to Section 7.16), except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,
(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,
(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries during such period),
(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,
(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,
(viii)    the amount of Restricted Payments paid during such period pursuant to Section 7.06(f), (g), (h) or (i) to the extent such Restricted Payments

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were financed with internally generated cash flow of the Company and the Restricted Subsidiaries,
(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,,
(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Matter” means any one or more of the following to the extent not specifically related to or disproportionately impacting the Target or any of its Subsidiaries: (A) the effect of any change in economies or securities or financial markets in general in the

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United States or elsewhere; (B) the effect of any change that generally affects the industry in which the Target and its Subsidiaries operate; (C) the effect of any change arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; or (D) the effect of any changes in applicable Laws or accounting rules.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, (b) each Subsidiary listed on Schedule 1.01G hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
“Existing Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of September 13, 2005, among the Target, Opco and JPMorgan Chase Bank, N.A., as administrative agent.
“Existing Fixed Notes” means Opco's 10-1/2% Senior Notes due 2011.
“Existing Fixed Notes Indenture” means the Indenture for the Existing Fixed Notes, dated as of June 27, 2003.
“Existing Floating Notes” means Opco's Floating Rate Senior Notes due 2010.
“Existing Floating Notes Indenture” means the Indenture for the Existing Floating Notes, dated as of March 30, 2005.
“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and set forth on Schedule 1.01E.
“Existing Opco Notes” means and includes the Existing Fixed Notes and the Existing Floating Notes.
“Existing Opco Notes Indenture Amendments” has the meaning specified in Section 4.01(e)(i)(y).
“Existing Opco Notes Tender Offers and Consent Solicitations” has the meaning specified in Section 4.01(e)(i)(y).
“Existing PIK Note Tender Offer and Consent Solicitation” has the meaning specified in Section 4.01(e)(i)(x).
“Existing PIK Notes” means Target's Senior Floating Rate PIK Notes due 2011.

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“Existing PIK Notes Indenture” means the Indenture for the Existing PIK Notes, dated as of October 17, 2005.
“Existing PIK Notes Indenture Amendments” has the meaning specified in Section 4.01(e)(i)(x).
“Existing Revolving Credit Commitment” means, as to each Lender, the Revolving Credit Commitment of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Second Amendment Effective Date.
“Existing Revolving Credit Exposure” means, as to each Lender, the Revolving Credit Exposure of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Second Amendment Effective Date.
“Existing Revolving Credit Loan” means, as to each Lender, each Revolving Credit Loan of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Second Amendment Effective Date.
“Existing Swap Agreements” means, collectively, each Swap Contract between the Borrower and Deutsche Bank AG New York Branch, as the Hedge Bank thereunder entered into on, or prior to, the Closing Date.
“Existing Tender Offer Notes” means and includes the Existing PIK Notes and the Existing Opco Notes.
“Existing Tender Offer Notes Indentures” shall mean and include the Existing PIK Notes Indenture, the Existing Fixed Notes Indenture and the Existing Floating Notes Indenture.
“Existing Tender Offer Notes Indentures Supplements” means the Supplemental Indentures to the Existing Tender Offer Notes Indentures in form and substance satisfactory to the Agents and entered into by the Target or Opco, as the case may be, and the respective trustees under the Existing Tender Offer Notes Indentures in connection with the Tender Offers and Consent Solicitations to effect the Existing Tender Offer Notes Indenture Amendments.
“Existing Term Loan Tranche” has the meaning provided in Section 2.17(a).
“Extended Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Extended Revolving Credit Extension Amount of such Lender or the amount in the Assignment and Assumption pursuant to which such Lender becomes a party hereto on or after the Second Amendment Effective Date, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.15. On the Second Amendment Effective Date, the initial aggregate amount of all Extended Revolving Credit Commitments is $25,500,000.

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“Extended Revolving Credit Extension Amount” means, as to the Existing Revolving Credit Commitment of any Extending Revolving Credit Lender, an amount equal to the product obtained by multiplying (x) the amount of such Lender's Existing Revolving Credit Commitment subject to a Revolver Extension Election by (y) a fraction, the numerator of which is the aggregate amount of all Existing Revolving Credit Commitments accepted for extension by the Borrower on the Second Amendment Effective Date and the denominator of which is the aggregate amount of all Existing Revolving Credit Commitments subject to Revolver Extension Elections, as such amount may, in the discretion of the Administrative Agent and the Borrower, be (i) decreased to an amount not less than the product of (I) the percentage which equates to such Lender's Pro Rata Share of the aggregate amount of all Existing Revolving Credit Commitments in effect immediately prior to the Second Amendment Effective Date multiplied by (II) the aggregate amount of all Existing Revolving Credit Commitments accepted for extension by the Borrower on the Second Amendment Effective Date, (ii) after giving effect to any allocation reductions for Extending Revolving Credit Lenders pursuant to preceding clause (i), increased to an amount not to exceed the amount of such Lender's Existing Revolving Credit Commitment subject to a Revolver Extension Election, and (iii) modified by the Administrative Agent to account for rounding adjustments. The Administrative Agent and the Borrower shall determine the final Extended Revolving Credit Extension Amount of each Lender on the Second Amendment Effective Date and the Administrative Agent shall notify each such Lender of its Extended Revolving Credit Extension Amount promptly following the Second Amendment Effective Date. All such determinations made by the Administrative Agent and the Borrower shall be final, conclusive and binding on the Lenders and the Administrative Agent and the Borrower shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision).
“Extended Revolving Credit Loans” means a Revolving Credit Loan made by a Extending Revolving Credit Lender pursuant to its Extended Revolving Credit Commitment.
“Extended Term Commitments” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Tranche to Extended Term Loans of a given Extension Series pursuant to an Extension Amendment.
“Extended Term Loans” has the meaning provided in Section 2.17(a).
“Extending B-3 Term Lender” mean any Lender that has submitted an executed B-3 Term Loan Extension Election with respect to all or a portion of its Original Term Loans and/or 2007 Term Loans in accordance with the instructions provided on the signature page to the Second Amendment prior to the deadline specified in the Second Amendment.
“Extending Revolving Credit Lender” means, at any time, any Lender that has an Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time.
“Extending Term Lender” has the meaning provided in Section 2.17(b).

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“Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.17 and the applicable Extension Amendment.
“Extension Amendment” has the meaning provided in Section 2.17(c).
“Extension Election” has the meaning provided in Section 2.17(b).
“Extension Request” has the meaning provided in Section 2.17(a).
“Extension Series” has the meaning provided in Section 2.17(a).
“Facility” means the B-1 Term Loans, the B-2 Term Loans, the B-3 Term Loans, the Refinancing Term Loans of a given Refinancing Series, the Extended Term Loans of a given Extension Series, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Sublimit, as the context may require.
“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith; provided that if the fair market value is equal to or exceeds $20,000,000, such determination shall be made by the Board of Directors of the Borrower.
“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“First Incremental Amendment” means the First Incremental Amendment to this Agreement, dated as of August 17, 2007.
“First Incremental Amendment Effective Date” has the meaning specified in the First Incremental Amendment.
“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(ix).
“Foreign Disposition” has the meaning specified in Section 2.05(b)(ix).
“Foreign Lender” has the meaning specified in Section 10.15(a)(i).
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which (a) is not a Domestic Subsidiary or (b) is set forth on Schedule 1.01H.
“FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

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“Funded Debt” means all indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in

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either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means Holdings, the Borrower and each Subsidiary Guarantor.
“Guaranty” means, collectively, the Holdings Guaranty, the Borrower Guaranty and the Subsidiary Guaranty.
“Guarantee Supplements” has the meaning provided in the Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means (x) any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person's successors and permitted assigns and (y) with respect to the Existing Swap Agreements, Deutsche Bank AG New York Branch and its successors and permitted assigns, in its capacity as the provider of such Secured Hedge Agreement.
“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.
“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Iceland Acquisition” has the meaning specified in the First Incremental Amendment.
“Iceland Business” has the meaning specified in the First Incremental Amendment.
“Immaterial Subsidiary” means each Restricted Subsidiary that is not a Material Subsidiary.
“Incremental Amendment” has the meaning set forth in Section 2.15(a).

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“Incremental Facility Closing Date” has the meaning set forth in Section 2.15(a).
“Incremental Term Loans” has the meaning set forth in Section 2.15(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing;
provided that Indebtedness shall not include trade payables and accrued expenses arising in the ordinary course of business and consistent with past practices.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person's liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for

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purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit J.
“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, substantially in the form attached as Exhibit L.
“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.
“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made (or, in the case of a Non-Extended Revolving Credit Loan or an Extended Revolving Credit Loan maintained as a Eurocurrency Rate Loan, the Maturity Date applicable thereto); provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan of any Class (including a Swing Line Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date of the Facility under which such Loan was made (or, in the case of a Non-Extended Revolving Credit Loan or Extended Revolving Credit Loan maintained as a Base Rate Loan, the Maturity Date applicable thereto).
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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(c)    no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Eurocurrency Rate Loan is a part (or, in the case of a Revolving Credit Loan maintained as a Eurocurrency Rate Loan prior to the Maturity Date with respect to Non-Extended Revolving Credit Commitments, the Maturity Date with respect to Non-Extended Revolving Credit Commitments).
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by merger, consolidation, amalgamation or otherwise), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be (i) except as otherwise set forth in clause (ii) of this definition, the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment and (ii) in the case of any Investment deemed to be made in an Unrestricted Subsidiary pursuant to Section 6.14, as determined in accordance with the last sentence of Section 6.14. For the avoidance of doubt, any merger or consolidation by the Borrower with and into another Person which becomes the Successor Company as a result of such merger or consolidation shall be construed to be an Investment by the Borrower.
“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“IP Rights” has the meaning set forth in Section 5.15.
“IRS” means the United States Internal Revenue Service.
“JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.
“JPMS” means J.P. Morgan Securities Inc., in its individual capacity, and any successor thereto by merger, consolidation or otherwise.
“Junior Financing” has the meaning specified in Section 7.13.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder as of such date of determination, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term

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Commitment, any Extended Term Loan or any Extended Term Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means DBTCA, JPMorgan and any other Lender, and, in each case, any Affiliate thereof that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit (including Existing Letters of Credit) hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer, the Swing Line Lender, each Revolving Credit Lender, each B-1 Term Lender, each B-2 Term Lender, each B-3 Term Lender and each Person that shall become party hereto pursuant to an Assignment and Assumption, an Incremental Amendment or a Refinancing Amendment, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing to the Borrower and the Administrative Agent.
“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

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“Letter of Credit Application” means an application and agreement for the issuance or extension of, or amendment to, a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Extended Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“LIBOR Reference Rate” shall mean an interest rate per annum equal to the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurocurrency Rate Loan of the Administrative Agent (in its capacity as a Lender) (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurocurrency Rate Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to a one month Interest Period as of 10:00 A.M. (New York City time) on the applicable date of determination, divided and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan, including any Refinancing Term Loan, Extended Term Loan and Incremental Term Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, and (vi) each Letter of Credit Application.
“Loan Notice” means a notice of (a) a Term Borrowing with respect to a given Class of Term Loans, (b) a Revolving Credit Borrowing, (c) a conversion of Loans under a given Class from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor.

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“Management Stockholders” means the members of management of the Borrower or its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower and the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents to which they are a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.01 were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.
“Maturity Date” means (a) with respect to the Non-Extended Revolving Credit Commitments and the Non-Extended Revolving Credit Loans, May 2, 2011, (b) with respect to the Extended Revolving Credit Commitments, the Extended Revolving Credit Loans and Swing Line Loans, May 2, 2013, (c) with respect to the B-1 Term Loans and B-2 Term Loans, May 2, 2013, (d) with respect to the B-3 Term Loans, February 2, 2016, and (e) with respect to any Incremental Term Loans, any Refinancing Term Loans of a given Refinancing Series or any Extended Term Loans of a given Extension Series, the date specified as the “Maturity Date” therefor in the applicable Incremental Amendment, Refinancing Amendment or Extension Amendment, as the case may be, permitted hereunder.
“Maximum Rate” has the meaning specified in Section 10.10.
“Merger” has the meaning set forth in the preliminary statements to this Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 12, 2006, by and among Holdings, Merger Sub and the Target.
“Merger Consideration” means the total funds required to consummate the Merger.
“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.
“Minority Investment” means any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Equity Interests.

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“Moody's” means Moody's Investors Service, Inc. and any successor thereto.
“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, in each case, in form and substance reasonably satisfactory to the Collateral Agent (taking account of relevant local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.
“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guarantee Requirement”.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including Attorney Costs, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable

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liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $2,500,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses (including Attorney Costs), incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.
“Non-Cash Charges” has the meaning set forth in the definition of the term “Consolidated EBITDA”.
“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).
“Non-Extended Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed (i) an amount equal to the sum of (x) the Existing Revolving Credit Commitment of such Lender on the Second Amendment Effective Date (immediately prior to giving effect thereto) minus (y) if such Lender is an Extending Revolving Credit Lender, the Extended Revolving Credit Extension Amount of such Lender or (ii) the amount in the Assignment and Assumption pursuant to which such Lender becomes a party hereto on or after the Second Amendment Effective Date, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Non-Extended Revolving Credit Commitments of all Non-Extending Revolving Credit Lenders shall be $14,500,000 on the Second Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Non-Extended Revolving Credit Loans” means a Revolving Credit Loan made by a Non-Extending Revolving Credit Lender pursuant to its Non-Extended Revolving Credit Commitment.
“Non-Extending Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time.

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“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.
“Note” means a Term Note, a Revolving Credit Note or the Swing Line Note, as the context may require.
“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations, in the case of each of clauses (x), (y) and (z), including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary. Notwithstanding the foregoing, any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or the holders of the Cash Management Obligations.
“OID” means original issue discount.
“Opco” has the meaning set forth in the preliminary statements to this Agreement.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the

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partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Term Borrowing” means a borrowing consisting of simultaneous Original Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Original Term Lenders pursuant to Section 2.01.
“Original Term Commitment” means, as to each Original Term Lender, its obligation to make an Original Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01(a) (as in effect on the Closing Date), in each case under the caption “Original Term Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Original Term Commitments of Original Term Loans is $390,000,000.
“Original Term Lender” means any Lender that has an Original Term Commitment or an Original Term Loan at such time.
“Original Term Loan” has the meaning specified in Section 2.01(a).
“Other Allocable Share” means, in the case of any determination with respect to any Extended Revolving Credit Lender (or its Extended Revolving Credit Commitment (and related Revolving Credit Exposure)) or any Non-Extended Revolving Credit Lender (or its Non-Extended Revolving Credit Commitment (and related Revolving Credit Exposure)), at any time on or after the Second Amendment Effective Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Extended Revolving Credit Commitment or the Non-Extended Revolving Credit Commitment, as the case may be, of such Lender at such time and the denominator of which is the aggregate amount of all Extended Revolving Credit Commitments or all Non-Extended Revolving Credit Commitments, as the case may be, at such time; provided that if such Extended Revolving Credit Commitment or Non-Extended Revolving Credit Commitment, as the case may be, has been terminated, then the Other Allocable Share of each applicable Lender shall be determined based on the Other Allocable Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means (a) with respect to the Term Loans of any Class, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans of such Class, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any

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L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Participant” has the meaning specified in Section 10.07(e).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Capital Expenditure Amount” has the meaning specified in Section 7.16(a).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (and, after a Qualifying IPO, of the Borrower) to the extent permitted hereunder.
“Permitted Holders” means the Equity Investors other than the Management Stockholders to the extent that the amount of the outstanding voting stock of Holdings owned beneficially or of record by such Management Stockholders in the aggregate at any time exceeds ten percent (10%) of the total amount of the outstanding voting stock of Holdings at such time.
“Permitted Holdings Debt” has the meaning specified in Section 7.03(r).
“Permitted Refinancing” means, with respect to any Person, any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, replaced, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, replacement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, replacement, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, replaced, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to

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Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, replaced, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), 7.03(v) or 7.13(a), (i) to the extent such Indebtedness being modified, replaced, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, replacement, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, replaced, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, replaced, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, replaced, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (iii) such modification, replacement, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Post-Acquisition Period” means, with respect to any Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated.
“Principal L/C Issuer” means DBTCA and any other L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $500,000.

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“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period in each case in connection with the combination of the operations of such Acquired Entity or Business or such Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings related to such actions will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(ii).
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition, conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary, the Transaction or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; provided further that no pro forma adjustments shall apply to the consummation of the Transaction except as expressly

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contemplated in the definitions of “Consolidated EBITDA” and “Consolidated Interest Expense”.
“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a)(ii).
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time; provided that if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Projections” shall have the meaning set forth in Section 6.01(c).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings or the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
“Redemption Date” has the meaning specified in Section 4.02(e)(iii).
“Reference Date” has the meaning specified in the definition of “Available Amount”.
“Refinanced Term Debt” has the meaning specified in the definition of “Term Loan Refinancing Indebtedness”.
“Refinanced Term Loans” has the meaning specified in Section 10.01.
“Refinancing” means the Tender Offers and Consent Solicitations and the other refinancing transactions contemplated by Sections 4.01(e) and 6.17 (including the execution and delivery of the Existing Tender Offer Notes Indenture Supplement as contemplated by Section 4.01(e)(ii)).
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Term Loan Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.16.

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“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same interest margins and amortization schedule.
“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Lenders” means, at any time, any Lender that has a Refinancing Term Commitment of a given Refinancing Series or a Refinancing Term Loan of a given Refinancing Series at such time.
“Refinancing Term Loans” means one or more Classes of term loans hereunder that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 10.07(d).
“Regulation D” shall mean Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Related Parties” has the meaning specified in Section 10.08.
“Replacement Term Loans” has the meaning specified in Section 10.01.
“Repricing Transaction” means (1) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of B-3 Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for B-3 Term Loans of the respective Type but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of B-3 Term Loans or (2) any effective reduction in the Effective Yield for B-3 Term Loans (e.g., by way of amendment, waiver or otherwise), the effect of which, in the case of either clause (1) or clause (2), is primarily to decrease the Effective Yield with respect to B-3 Term Loans. Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding B-3 Term Loans.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

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“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans of a given Class or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restoration Certification” means, with respect to any Casualty Event, a certification made by a Responsible Officer of the Borrower or a Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the twelve (12) month period following the receipt of insurance or condemnation proceeds after such Casualty Event certifying (a) that the Borrower or such Restricted Subsidiary intends to use the Net Cash Proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) the approximate time period for completion of such repair, restoration or replacement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrower's stockholders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolver Extension Election” means an election by a Lender provided in accordance with the procedures set forth in the Second Amendment to have all or a portion of its Existing Revolving Credit Commitment (together with all related Existing Revolving Credit

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Exposure) converted into an Extended Revolving Credit Commitment (and related Revolving Credit Exposure, applicable) pursuant to Section 2 of Part A of the Second Amendment.
“Revolving Commitment Increase” has the meaning set forth in Section 2.15(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means an Extended Revolving Credit Commitment and/or a Non-Extended Revolving Credit Commitment, as the context may require.
“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender's Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment and/or Revolving Credit Exposure at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto (with such modifications thereto as may be necessary to reflect differing Classes of Revolving Credit Loans), evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans of a given Class made by such Revolving Credit Lender.
“Rollover Amount” has the meaning set forth in Section 7.16(b).
“S&P” means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means, with respect to disbursements and payments, immediately available funds in Dollars.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of November 10, 2010, among Holdings, the Borrower, the various Lenders party thereto and the Administrative Agent.

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“Second Amendment Effective Date” means the Second Amendment Effective Date as defined in the Second Amendment.
“Secondary Merger” has the meaning specified in the preliminary statements to this Agreement.
“Secured Hedge Agreement” means (x) any Swap Contract permitted under Article 7 that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and (y) the Existing Swap Agreements.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Segregated Account” has the meaning specified in Section 4.02(e)(iii).
“Senior Subordinated Notes” means $175,000,000 in aggregate principal amount of the Borrower's 9-1/2% senior subordinated notes due 2016.
“Senior Subordinated Notes Documentation” means the Senior Subordinated Notes, and all documents executed and delivered in connection with the Senior Subordinated Notes, including the Senior Subordinated Notes Indenture.
“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of May 2, 2006.
“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

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Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Default” means any Event of Default under Section 8.01(a), (f) or (g).
“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, the incurrence of 2007 Term Loans, Revolving Commitment Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Sponsors” means Hellman & Friedman LLC, Thoma Cressa Equity Partners, JMI Equity and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.
“Successor Company” has the meaning specified in Section 7.04(d).
“Supermajority Lenders” of any Class means those Lenders that would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Classes under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the reference to “50%” contained therein were changed to "66 2/3%."

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“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means DBTCA, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Note” means the promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Loans made by the Swing Line Lender.
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

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“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Syndication Agent” means JPMorgan, as Syndication Agent under this Agreement.
“Target” has the meaning set forth in the preliminary statements to this Agreement.
“Taxes” has the meaning specified in Section 3.01(a).
“Tender Offers and Consent Solicitations” means and includes the Existing PIK Note Tender Offer and Consent Solicitation and the Existing Opco Notes Tender Offers and Consent Solicitations.
“Term Borrowing” means (a) an Original Term Borrowing, (b) a 2007 Term Borrowing, (c) the conversion of all or a portion of an Original Term Loan into a B-1 Term Loan by a Lender pursuant to Section 2.01(a)(C)(i)(x), (d) the conversion of all or a portion of a 2007 Term Loan into a B-2 Term Loan by a Lender pursuant to Section 2.01(a)(C)(i)(y), (e) the conversion of all or a portion of an Original Term Loan or a 2007 Term Loan into a B-3 Term Loan by a Lender pursuant to Section 2.01(a)(C)(ii) or (iii), as the case may be, (f) the making of an Incremental Term Loan by a Lender or Additional Lender to the Borrower pursuant to Section 2.15 and the applicable Incremental Amendment, (g) the making of a Refinancing Term Loan of a given Refinancing Series by a Lender or an Additional Lender to the Borrower pursuant to Section 2.16, and the applicable Refinancing Amendment, and (h) the making of an Extended Term Loan of a given Extension Series by a Lender to the Borrower pursuant to Section 2.17 and the applicable Extension Amendment, as applicable.
“Term Commitment” means, as to each Lender, its Original Term Commitment, its 2007 Term Commitment, its B-3 Term Commitment, its Refinancing Term Commitment of a given Refinancing Series or its Extended Term Commitment of a given Extension Series, as the context may require.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means (i) a Loan made pursuant to Section 2.01(a) and (ii) any Incremental Term Loan, Refinancing Term Loan and Extended Term Loan effected pursuant to Section 2.15, 2.16 or 2.17, as applicable, and the related Incremented Amendment, Refinancing Amendment or Extension Amendment, as applicable. For the avoidance of doubt, on and after the Second Amendment Effective Date, the term “Term Loan” shall include each B-1 Term Loan, each B-2 Term Loan and each B-3 Term Loan.
“Term Loan Refinancing Indebtedness” means Indebtedness incurred  pursuant

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to a Refinancing Amendment, in each case, incurred to refinance, in whole or part, then existing Term Loans (including any successive Term Loan Refinancing Indebtedness) (“Refinanced Term Debt”); provided that (i) such refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Term Debt except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing Indebtedness, (ii) such Indebtedness has a later (or identical) maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Term Debt, and (iii) such Refinanced Term Debt shall be repaid with 100% of the Net Cash Proceeds from any Term Loan Refinancing Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Term Loan Refinancing Indebtedness is, incurred.
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto (with such modifications thereto as may be necessary to reflect differing Classes of Term Loans), evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of a given Class made by such Term Lender.
“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended, provided that for purposes of any calculation of Consolidated Interest Expense for any “Test Period” ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be calculated in accordance with the last sentence appearing in the definition of “Consolidated Interest Expense”.
“Threshold Amount” means $15,000,000.
“TL Repayment Percentage” of any Class of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Class at such time and (y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans (of all Classes) at such time.
“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Total Outstandings” means, at any time, the sum of (i) the aggregate Outstanding Amount of all Loans at such time plus (ii) the aggregate Outstanding Amount of all L/C Obligations at such time.
“Transaction” means, collectively, (a) the Equity Contribution, (b) the Merger, (c) the Secondary Merger, (d) the issuance of the Senior Subordinated Notes, (e) the funding of the Original Term Loans on the Closing Date, (f) the Refinancing, (g) the consummation of any other transactions in connection with the foregoing, and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

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“Transaction Documents” means the Merger Agreement and all other material documents, instruments and certificates contemplated by the Merger Agreement.
“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, Target, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Type” means, with respect to a Loan its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“Unaudited Financial Statements” has the meaning set forth in Section 4.01(f).
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01C and (ii) any Subsidiary of the Borrower designated by the board of directors of Holdings or the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof.
“U.S. Lender” has the meaning set forth in Section 10.15(b).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director's qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

SECTION 1. 2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

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(b) (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1. 3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1. 4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1. 5 References to Agreements, Laws, Etc.
Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan

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Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1. 6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1. 7 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1. 8 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles 2, 9 and 10) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

SECTION 1. 9 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower's consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

ARTICLE II

The Commitments and Credit Extensions
SECTION 2. 1 The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, (A) each Original Term Lender with an Original Term Commitment on the Closing Date severally agrees to make to the Borrower on the Closing Date a single loan denominated in Dollars in a principal amount equal to such Original Term Lender's Original Term Commitment on the Closing Date (each, an “Original Term Loan” and, collectively, the “Original Term Loans”), (B) each 2007 Term Lender with a 2007 Term Commitment on the

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First Incremental Amendment Effective Date severally agrees to make to the Borrower on the First Incremental Amendment Effective Date a single loan denominated in Dollars in a principal amount equal to such 2007 Term Lender's 2007 Term Commitment on the First Incremental Amendment Effective Date (each, a “2007 Term Loan” and, collectively, the “2007 Term Loans”) and (C) on the Second Amendment Effective Date, (i) (x) a portion of the Original Term Loan of each Original Term Lender outstanding on such date shall be automatically converted on such date into a new term loan of such Lender hereunder denominated in Dollars in an aggregate principal amount equal to the B-1 Term Loan Amount of such Lender (each such term loan, a “B-1 Term Loan” and, collectively, the “B-1 Term Loans”) and (y) a portion of the 2007 Term Loan of each 2007 Term Lender outstanding on such date shall be automatically converted on such date into a new term loan of such Lender hereunder denominated in Dollars in an aggregate principal amount equal to the B-2 Term Loan Amount of such Lender (each such term loan, a “B-2 Term Loan” and, collectively, the “B-2 Term Loans”), (ii) a portion of the Original Term Loan of each Extending B-3 Term Lender outstanding on such date shall be automatically converted on such date into a new term loan of such Lender hereunder denominated in Dollars in an aggregate principal amount equal to the B-3 Term Commitment (Original Term Loan) of such Extending B-3 Term Lender (each such term loan, a “B-3 Term Loan” and, collectively, the “B-3 Term Loans”), and (iii) a portion of the 2007 Term Loan of each Extending B-3 Term Lender outstanding on such date shall be automatically converted on such date into a B-3 Term Loan of such Lender hereunder in an aggregate principal amount equal to the B-3 Term Commitment (2007 Term Loan) of such Extending B-3 Term Lender. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Subject to Section 2.02(c), Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date with respect to its Revolving Credit Commitment, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided that (i) after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment and (ii) no more than $5,000,000 in aggregate principal amount of Revolving Credit Loans shall be made on the Closing Date. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Subject to Section 2.02(c), Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. For the avoidance of doubt, all Revolving Credit Loans will be made by Revolving Credit Lenders (including both Extending Revolving Credit Lenders and Non-Extending Revolving Credit Lenders) in accordance with their Pro Rata Shares (acting as a single Class) until the Maturity Date with respect to the Non-Extended Revolving Credit Commitments; thereafter, all Revolving Credit Loans will be made by the Extending Revolving Credit Lenders in accordance with their Pro Rata Shares.

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SECTION 2. 2 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans of a given Class from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of any Eurocurrency Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, or such other amount as requested by the Borrower from time to time and agreed to by Administrative Agent in its sole discretion. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, or such other amount as requested by the Borrower from time to time and agreed to by Administrative Agent in its sole discretion. Each Loan Notice (whether telephonic or written) shall specify (i) the Class of the Borrowing requested and whether the Borrower is requesting a conversion of Loans (of a given Class) from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of DBTCA with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided the Administrative Agent by the Borrower; provided that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans

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(c)or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(d)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
(e)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in DBTCA's prime rate used in determining the Base Rate promptly following the public announcement of such change. All computations of interest hereunder shall be made in accordance with Section 2.8 and Section 2.10 hereunder.
(f)After giving effect to all Borrowings, all conversions of Loans of a given Class from one Type to the other, and all continuations of Loans of a given Class as the same Type, there shall not be more than ten (10) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) for each applicable Class so established.
(g)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2. 3 Letters of Credit. (a) The Letter of Credit Commitment. (i) On and after the Closing Date the Existing Letters of Credit will constitute Letters of Credit under this Agreement and for purposes hereof will be deemed to have been issued on the Closing Date. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit, on a sight basis, denominated in Dollars and for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Borrower) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to

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make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension (x) the Revolving Credit Exposure of any Lender would exceed such Lender's Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit , or (z) the Letter of Credit giving rise to such L/C Credit Extension has a stated expiry date after the Maturity Date with respect to Non-Extended Revolving Credit Commitments and the aggregate stated amount of all Letters of Credit having stated expiry dates after such Maturity Date, when added to the aggregate Revolving Credit Exposure of all Extended Revolving Credit Lenders (exclusive of L/C Obligations) as of such date, would exceed the aggregate amount of the Extended Revolving Credit Commitments then in effect. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur (i) in the case of standby Letters of Credit, more than twelve months after the date of issuance or last renewal thereof and (ii) in the case of a commercial Letter of Credit, more than 180 days after the date of issuance or last renewal thereof, unless, in each case, the relevant L/C Issuer has approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date (but not beyond the Maturity Date with respect to the Extended Revolving Credit Commitments), unless the relevant L/C Issuer has approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

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(E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(F) any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer's risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the L/C Obligations; or

(G) the expiry date of such requested Letter of Credit would occur (i) after the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, unless all the Revolving Credit Lenders have approved such expiry date or unless the Non-Extended Revolving Credit Lenders cease to hold a participation in, and to be obligated in any manner to reimburse or otherwise indemnify the relevant L/C Issuer for any amounts drawn under, such Letter of Credit after the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, except in the circumstances contemplated by Section 2.06(d) or (ii) after the Maturity Date with respect to the Extended Revolving Credit Commitments, unless all the Revolving Credit Lenders have approved such expiry date or unless the Revolving Credit Lenders cease to hold a participation in, and to be obligated in any manner to reimburse or otherwise indemnify the relevant L/C Issuer for any amounts drawn under, such Letter of Credit and the relevant L/C Issuer has approved such expiry date.

(iii) An L/C Issuer shall be under no obligation to amend or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued, extended or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Company. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment or extension, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (g) such other matters as the relevant

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L/C Issuer may reasonably request. In the case of a request for an amendment or extension of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended or extended; (2) the proposed date of amendment or extension thereof (which shall be a Business Day); (3) the nature of the proposed amendment or the length of extension and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance, amendment or extension is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment or extension, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share multiplied by the amount of such Letter of Credit.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)Promptly after its delivery of any Letter of Credit or any amendment or extension to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the

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(v)Administrative Agent a true and complete copy of such Letter of Credit, amendment or extension.

(c)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment or disbursement. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent's Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in the form of a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender's payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

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(iv)Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v)Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding and any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender's L/C Advance as an Extended Revolving Credit Lender or a Non-Extended Revolving Credit Lender, as applicable) in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances

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described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(ii)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(iii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v)any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vi)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

(vii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower

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that are caused by such L/C Issuer's gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as are determined by a court of competent jurisdiction by final and nonappealable judgment). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) occurs and is

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continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at DBTCA and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at DBTCA as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent (i) for any period prior to the Second Amendment Effective Date, for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate (as in effect immediately prior to the Second Amendment Effective Date) times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit), and (ii) for any period commencing on and after the Second Amendment Effective Date, for the account of each Non-Extending Revolving Credit Lender and each Extending Revolving Credit Lender in accordance with its Other Allocable Share of the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments, respectively, a

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Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate in respect of such Non-Extended Revolving Credit Commitments or Extended Revolving Credit Commitments, as the case may be, times the Allocable Revolving Share of the Non-Extending Revolving Credit Lenders or the Extending Revolving Credit Lenders, as the case may be, of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date for the Non-Extended Revolving Credit Commitments (with respect to the fees accrued for the accounts on the Non-Extending Revolving Credit Lenders), on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other amount as is agreed in a separate writing between the relevant L/C Issuer and the Borrower) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit), provided that in any event the minimum amount of any fronting fee payable in any twelve-month period for each Letter of Credit shall be not less than $500 (it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of the applicable fronting fee that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof). Except as contemplated by the proviso contained in the immediately preceding sentence, such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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(k)Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

SECTION 2. 4 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date with respect to the Extended Revolving Credit Commitments in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided that, (i) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment then in effect and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when any Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender's risk with respect to such Defaulting Lender's participation in such Swing Line Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Pro Rata Share of the outstanding Swing Line Loans; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in

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writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan in the form of a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv)Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded and any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender's risk participation as an Extended Revolving Credit Lender or a Non-Extended Revolving Credit Lender, as the case may be) in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments to reflect any differential in the interest payable to such Lender attributable to the Applicable Rate for such Lender's risk participation as an Extended Revolving Credit Lender or a Non-Extended Revolving Credit Lender, as the case may be) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2. 5 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that

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(1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple thereof; (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (4) each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied pro rata to each Class of Term Loans (based upon the TL Repayment Percentages of the various Classes of Term Loans at such time); provided that (x) at any time the Borrower may, at its option, direct that any voluntary prepayment of Term Loans pursuant to this Section 2.05(a) be applied (in which case it shall be applied) (I) first, to the Class or Classes of Term Loans with the earliest Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date), until all such Term Loans of such Class or Classes have been repaid in full and (II) second, thereafter, to the successive Class or Classes of Term Loans with the then next earliest Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date) and (y) this clause (4) may be modified as provided in Section 2.16 or 2.17 in connection with a Refinancing Amendment or Extension Amendment, as the case may be. Each such notice shall specify the date and amount of such prepayment, the Class(es) and Type(s) of Loans to be prepaid and, in the case of a prepayment of Term Loans, the manner in which such prepayment shall be applied to repayments thereof required pursuant to Section 2.07(a); provided that in the event such notice fails to specify the manner in which the respective prepayment of such Class of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07(a), such prepayment of such Class of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to the last sentence of this Section 2.05(a)(i), each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares; provided that at the Borrower's election in connection with any prepayment of Revolving Credit Loans pursuant to this Section 2.05(a), so long as no Default then exists, such prepayment shall not be applied to any Revolving Credit Loan of a Defaulting Lender.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an

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aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended September 30, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that so long as no Default then exists, (x) the percentage of Excess Cash Flow specified in clause (A) above shall instead be 25% if the Borrower's ratio of Consolidated Total Debt on such prepayment date to Consolidated EBITDA for the most recent Test Period ended as of the last day of the fiscal year covered by such financial statements was less than 4.75:1.00 but greater than or equal to 3.75:1.00 and (y) no payment of any Loans shall be required under this Section 2.05(b)(i) if the Borrower's ratio of Consolidated Total Debt on such prepayment date to Consolidated EBITDA for the most recent Test Period ended as of the last day of the fiscal year covered by such financial statements was less than 3.75:1.

i.(A) If (x) Holdings, the Borrower or any of Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h), (i) or (j)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing);

(B)With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its or its Restricted Subsidiaries' business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest (including pursuant to a Restoration Certificate) such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (1) one hundred and eighty (180) days of the date of such legally binding commitment and (2) twelve (12) months following receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash

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Proceeds which have been previously applied to prepay Revolving Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii)If the Borrower incurs any Term Loan Refinancing Indebtedness, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds of such Term Loan Refinancing Indebtedness on the date such Term Loan Refinancing Indebtedness is incurred; provided, that each prepayment of Term Loans required by this clause (iii) shall be applied (i) first, to the Class or Classes of Term Loans with the earliest Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date), until all such Term Loans of such Class or Classes have been repaid in full and (ii) thereafter, to the successive Class or Classes of Term Loans with the then next earliest Maturity Date (ratably among such Classes, if multiple Classes exist with the same Maturity Date), and so on, until 100% of the Net Cash Proceeds from such Term Loan Refinancing Indebtedness has been applied to the Term Loans as required by this clause (iii), and provided further that this clause (iii) may be modified as provided in Section 2.16 in connection with a Refinancing Amendment.

(iv)If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(v)If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including pursuant to Section 2.17(b) or as a result of the termination of the Non-Extended Revolving Credit Commitments on the Maturity Date thereof), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect. If for any reason, at any time during the five (5) Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Credit Commitments, (x) the Non-Extending Revolving Credit Lenders' Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Obligations and Swing Line Obligations exceeds (y) the amount of the Extended Revolving Credit Commitments minus the Extending Revolving Credit Lenders' Allocable Revolving Share of the total Revolving Credit Exposure at such time, then the

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Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such excess has not been eliminated.

(vi)The amount of each principal repayment of Term Loans made as required by this Section 2.05(b) shall be applied pro rata to each Class of Term Loans (based upon the TL Repayment Percentages of the various Classes of Term Loans at such time); provided that (x) repayments of Term Loans required to be made by clause (b)(iii) shall be applied to the Class or Classes of Term Loans required by such clause and (y) the foregoing application provision may be modified as expressly provided in Section 2.16 or 2.17 in connection with a Refinancing Amendment or Extension Amendment, as the case may be. Each prepayment of Term Loans of a given Class pursuant to this Section 2.05(b) shall be applied in direct order of maturity to scheduled repayments of such Term Loans required pursuant to Section 2.07(a), and each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(vii)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower's prepayment notice and of such Appropriate Lender's Pro Rata Share of the prepayment.

(viii)Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05(b) in respect of any such Eurocurrency Rate Loan other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

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(ix) Foreign Asset Sales. Notwithstanding any other provisions of this Section 2.05(b), so long as no Event of Default has occurred and is continuing, (A) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event under Section 2.05(b)(ii) (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) are prohibited or delayed by applicable local Law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied to the repayment of the Term Loans otherwise required pursuant to this Section 2.05(b) (without giving effect to this clause (ix)) and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event would have a material adverse tax cost consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary, provided, that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b)(ii), the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary), provided, further however, that (i) in the event that the full amount of the Net Cash Proceeds that would have been applied to the repayment of Term Loans in the absence of this clause (ix) has not been so applied within six (6) months following the respective Foreign Disposition or Foreign Casualty Event, the Borrower shall apply an amount equal to the unapplied portion of such Net Cash Proceeds promptly (and in any event not later than five Business Days after such date) to the repayment of the Term Loans as otherwise required pursuant to this Section 2.05(b) (without regard to this clause (ix)).
SECTION 2. 6 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent two (2) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such

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Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower.

(b)Mandatory. The Original Term Commitment of each Original Term Lender shall be automatically and permanently reduced to $0 upon the making of such Original Term Lender's Original Term Loans pursuant to Section 2.01(a)(A) on the Closing Date. The 2007 Term Commitment of each 2007 Term Lender shall be automatically and permanently reduced to $0 upon the making of such 2007 Term Lender's 2007 Term Loans pursuant to Section 2.01(a)(B) on the First Incremental Amendment Effective Date. The B-3 Term Commitment (Original Term Loan) and B-3 Term Commitment (2007 Term Loan) of each B-3 Term Loan Lender shall be automatically and permanently reduced to $0 upon the conversion of all or a portion of such B-3 Term Lender's Original Term Loans and/or 2007 Term Loans, as applicable, into B-3 Term Loans pursuant to Section 2.01(a)(C)(ii) or (iii), as applicable, on the Second Amendment Effective Date.

(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender's Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 2.06(d) or 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(d)Termination of the Non-Extended Revolving Credit Commitments. On the Maturity Date of the Non-Extended Revolving Credit Commitments, the Non-Extended Revolving Credit Commitments will terminate and the Non-Extending Revolving Credit Lenders will have no further obligation to make Revolving Credit Loans, fund L/C Advances pursuant to Section 2.03(c) or purchase or fund Swing Line Loans pursuant to Section 2.04(c); provided that (x) the foregoing will not release any Non-Extending Revolving Credit Lender from any such obligation to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that was required to be performed on or prior to the Maturity Date of the Non-Extended Revolving Credit Commitments and (y) the foregoing will not release any such Non-Extending Revolving Credit Lender from any such obligation to fund its portion of L/C Advances or participations in Swing Line Loans if on such Maturity Date any Specified Default or event, act or condition which with notice or lapse of time or both would constitute a Specified Default exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) of the proviso in the immediately preceding sentence is applicable, on the Maturity Date with respect to Non-Extended Revolving Credit Commitments, all outstanding Swing Line Loans and L/C Advances shall be deemed to be outstanding with respect to (and reallocated under) the Extended Revolving Credit Commitments and the Pro Rata Shares of the Revolving Credit Lenders shall be determined to give effect to the termination of the Non-Extended Revolving Credit Commitments (in each case, so long as after giving effect to such reallocation, the Revolving Credit Exposure of each Extended Revolving Credit Lender does not exceed such Lender's Extended Revolving Credit Commitment). On and after the

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Maturity Date of the Non-Extended Revolving Credit Commitments, the Extending Revolving Credit Lenders (and so long as clause (y) of the proviso in the second preceding sentence is applicable, the Non-Extended Revolving Credit Lenders) will be required, in accordance with their Pro Rata Shares, to fund L/C Advances pursuant to Section 2.03(c) in respect of Unreimbursed Amounts arising on or after such date and fund participations in Swing Line Loans at the request of the Swing Line Lender on and after such time, regardless of whether any Default existed on the Maturity Date with respect to the Non-Extended Revolving Credit Commitments; provided that the Revolving Credit Exposure of each Extending Revolving Credit Lender does not exceed such Lender's Revolving Credit Commitment. In the event that a Specified Default or event, act or condition which with notice or lapse of time or both would constitute a Specified Default exists on the Maturity Date with respect to Non-Extended Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Revolving Credit Lenders' Pro Rata Share for purposes of Sections 2.03(c) and 2.04 and its Allocable Revolving Share for purposes of Section 2.03(h), such Non-Extended Revolving Credit Lender's Revolving Credit Commitment shall be deemed to be the Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Maturity Date.

SECTION 2. 7 Repayment of Loans. (a) Term Loans. (i) The Borrower shall repay to the Administrative Agent for the ratable account of the B-1 Term Lenders on each date set forth below that principal amount of B-1 Term Loans, to the extent then outstanding, as is set forth opposite each such date below (as such repayment amount shall be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 2.05 or in connection with an Extension as provided in Section 2.17):

Scheduled B-1 Term Loan Repayment Date	Amount
The last Business Day of December, 2010	$—

The last Business Day of March, 2011	$—

The last Business Day of June, 2011	$—

The last Business Day of September, 2011	$—

The last Business Day of December, 2011	$105,146

The last Business Day of March, 2012	$291,522

The last Business Day of June, 2012	$291,522

The last Business Day of September, 2012	$291,522

The last Business Day of December, 2012	$291,522

The last Business Day of March, 2013	$291,522

Maturity Date with respect to B-1 Term Loans	$96,754,425

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(ii) The Borrower shall repay to the Administrative Agent for the ratable account of the B-2 Term Lenders on each date set forth below that principal amount of B-2 Term Loans, to the extent then outstanding, as is set forth opposite each such date below (as such repayment amount shall be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 2.05 or in connection with an Extension as provided in Section 2.17):

Scheduled B-2 Term Loan Repayment Date	Amount
The last Business Day of December, 2010	$—

The last Business Day of March, 2011	$—

The last Business Day of June, 2011	$—

The last Business Day of September, 2011	$—

The last Business Day of December, 2011	$—

The last Business Day of March, 2012	$—

The last Business Day of June, 2012	$—

The last Business Day of September, 2012	$—

The last Business Day of December, 2012	$—

The last Business Day of March, 2013	$—

Maturity Date with respect to B-2 Term Loans	$11,782,819

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(iii) The Borrower shall repay to the Administrative Agent for the ratable account of the B-3 Term Lenders on each date set forth below that principal amount of B-3 Term Loans, to the extent then outstanding, as is set forth opposite each such date below (as such repayment amount shall be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 2.05 or in connection with an Extension as provided in Section 2.17):

Scheduled B-3 Term Loan Repayment Date	Amount
The last Business Day of December, 2010	$687,500

The last Business Day of March, 2011	$687,500

The last Business Day of June, 2011	$687,500

The last Business Day of September, 2011	$687,500

The last Business Day of December, 2011	$687,500

The last Business Day of March, 2012	$687,500

The last Business Day of June, 2012	$687,500

The last Business Day of September, 2012	$687,500

The last Business Day of December, 2012	$687,500

The last Business Day of March, 2013	$687,500

The last Business Day of June, 2013	$687,500

The last Business Day of September, 2013	$687,500

The last Business Day of December, 2013	$687,500

The last Business Day of March, 2014	$687,500

The last Business Day of June, 2014	$687,500

The last Business Day of September, 2014	$687,500

The last Business Day of December, 2014	$687,500

The last Business Day of March, 2015	$687,500

The last Business Day of June, 2015	$687,500

The last Business Day of September, 2015	$687,500

The last Business Day of December, 2015	$687,500

Maturity Date with respect to B-3 Term Loans	$260,562,500

(iv) The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Terms Loans outstanding on such date.
(b)Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, the aggregate principal amount of all of the Non-Extended Revolving Credit Loans outstanding on such date and (ii) on the Maturity Date with respect to the

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Extended Revolving Credit Commitments, the aggregate principal amount of all of the Extended Revolving Credit Loans outstanding on such date.

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(c)Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date with respect to the Extended Revolving Credit Commitments.

SECTION 2. 8 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans (for such purpose, using the Applicable Rate for Non-Extended Revolving Credit Loans with respect to a portion of the principal amount of such Swing Line Loan equal to the Allocable Revolving Share of the Non-Extending Revolving Credit Lenders of the total principal amount of such Swing Line Loan and the Applicable Rate for Extended Revolving Credit Loans with respect to a portion of the principal amount of such Swing Line Loan equal to the Allocable Revolving Share of the Extending Revolving Credit Lenders of the total principal amount of such Swing Line Loan).

(b)The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)All computations of interest hereunder shall be made in accordance with Section 2.10.

SECTION 2. 9 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent (i) for any period prior to the Second Amendment Effective Date, for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate (as in effect immediately prior to the Second Amendment Effective Date) with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations and (ii) for any period commencing on and after the Second Amendment Effective Date, for the account of each Non-Extending Revolving Credit Lender and each Extending Revolving Credit Lender in accordance with its Other Allocable Share of the Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments, respectively, a

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commitment fee equal to the Applicable Rate with respect to commitment fees in respect of such Non-Extended Revolving Credit Commitments or the Extended Revolving Credit Commitments, as the case may be, times the Allocable Revolving Share of the Non-Extending Revolving Credit Lenders or the Extending Revolving Credit Lenders, as the case may be, of the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Maturity Date for the Extended Revolving Credit Commitments, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Non-Extended Revolving Credit Commitments (with respect to commitment fees accrued for the accounts of the Non-Extending Revolving Credit Lenders) and the Maturity Date for the Extended Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Repricing Transaction. At the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each B-3 Term Lender with outstanding B-3 Term Loans (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all B-3 Term Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all B-3 Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2. 10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by DBTCA's “prime rate” shall be made

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on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2. 11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall evidence such Lender's Loans of the applicable Class or Classes in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(a) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(c) Notwithstanding anything to the contrary contained above in this Section 2.11 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, maintain, obtain or produce a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents.

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SECTION 2. 12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together

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with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner

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in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2. 13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2. 14 Special Provisions Relating to Conversion of Commitments and Loans. (a) Notwithstanding anything to the contrary in this Agreement,

(i)on the Second Amendment Effective Date, (A) B-1 Term Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Original Term Loans converted into B-1 Term Loans pursuant to Section 2.01(a)(C)(i)(x) that were outstanding as Eurocurrency Rate Loans at the time of conversion (such B-1 Term Loans to correspond in amount to Original Term Loans so converted of a given Interest Period), (B) Interest Periods for the B-1 Term Loans described in clause (A) above shall end on the same dates as the Interest Periods

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applicable to the corresponding Original Term Loans described in clause (A) above, and the Eurocurrency Rates applicable to such B-1 Term Loans during such Interest Periods shall be the same as those applicable to the Original Term Loans so converted, and (C) B-1 Term Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of Original Term Loans converted into B-1 Term Loans pursuant to Section 2.01(a)(C)(i)(x) that were outstanding as Base Rate Loans at the time of conversion;

(ii)on the Second Amendment Effective Date, (A) B-2 Term Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the 2007 Term Loans converted into B-2 Term Loans pursuant to Section 2.01(a)(C)(i)(y) that were outstanding as Eurocurrency Rate Loans at the time of conversion (such B-2 Term Loans to correspond in amount to 2007 Term Loans so converted of a given Interest Period), (B) Interest Periods for the B-2 Term Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding 2007 Term Loans described in clause (A) above, and the Eurocurrency Rates applicable to such B-2 Term Loans during such Interest Periods shall be the same as those applicable to the 2007 Term Loans so converted, and (C) B-2 Term Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of 2007 Term Loans converted into B-2 Term Loans pursuant to Section 2.01(a)(C)(i)(y) that were outstanding as Base Rate Loans at the time of conversion;

(iii)on the Second Amendment Effective Date, (A) B-3 Term Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Original Term Loans or 2007 Term Loans, as applicable, converted into B-3 Term Loans pursuant to Section 2.01(a)(C)(ii) or (iii), as applicable, that were outstanding as Eurocurrency Rate Loans at the time of conversion (such B-3 Term Loans to correspond in amount to Original Term Loans or 2007 Term Loans, as applicable, so converted of a given Interest Period), (B) Interest Periods for the B-3 Term Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Original Term Loans or 2007 Term Loans, as applicable, described in clause (A) above, and the Eurocurrency Rates applicable to such B-3 Term Loans during such Interest Periods shall be the same as those applicable to the Original Term Loans or 2007 Term Loans, as applicable, so converted, and (C) B-3 Term Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of Original Term Loans or 2007 Term Loans, as applicable, converted into B-3 Term Loans pursuant to Section 2.01(a)(C)(ii) or (iii), as applicable, that were outstanding as Base Rate Loans at the time of conversion;

(iv)on the Second Amendment Effective Date, (A) the Non-Extended Revolving Credit Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Revolving Credit Loans converted into Non-Extended Revolving Credit Loans pursuant to Section 2 of Part A of the Second Amendment that were outstanding as Eurocurrency Rate Loans at the time of conversion (such Non-Extended Revolving Credit Loans to correspond in amount to Existing Revolving Credit Loans so converted of a given Interest Period), (B) Interest Periods for the Non-Extended Revolving Credit Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving

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Credit Loans described in clause (A) above, and the Eurocurrency Rates applicable to such Non-Extended Revolving Credit Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Credit Loans so converted, and (C) the Non-Extended Revolving Credit Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of Existing Revolving Credit Loans converted into Non-Extended Revolving Credit Loans pursuant to Section 2 of Part A of the Second Amendment that were outstanding as Base Rate Loans at the time of conversion;

(v)on the Second Amendment Effective Date, (A) the Extended Revolving Credit Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Revolving Credit Loans converted into Extended Revolving Credit Loans pursuant to Section 2 of Part A of the Second Amendment that were outstanding as Eurocurrency Rate Loans at the time of conversion (such Extended Revolving Credit Loans to correspond in amount to Existing Revolving Credit Loans so converted of a given Interest Period), (B) Interest Periods for the Extended Revolving Credit Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Credit Loans described in clause (A) above, and the Eurocurrency Rates applicable to such Extended Revolving Credit Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Credit Loans so converted, and (C) the Extended Revolving Credit Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of Existing Revolving Credit Loans converted into Extended Revolving Credit Loans pursuant to Section 2 of Part A of the Second Amendment that were outstanding as Base Rate Loans at the time of conversion;

(vi)(A) each B-1 Term Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Original Term Loan from which such B-1 Term Loan was converted up to but excluding the Second Amendment Effective Date, (B) each B-2 Term Loan shall continue to be entitled to all accrued and unpaid interest with respect to the 2007 Term Loan from which such B-2 Term Loan was converted up to but excluding the Second Amendment Effective Date, (C) each B-3 Term Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Original Term Loan or 2007 Term Loan, as applicable, from which such B-3 Term Loan was converted up to but excluding the Second Amendment Effective Date; (D) each Non-Extended Revolving Credit Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such Non-Extended Revolving Credit Loan was converted up to but excluding the Second Amendment Effective Date; and (E) each Extended Revolving Credit Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such Extended Revolving Credit Loan was converted up to but excluding the Second Amendment Effective Date; and

(vii)no conversion of outstanding (A) Original Term Loans or 2007 Term Loans into B-1 Term Loans, B-2 Term Loans or B-3 Term Loans pursuant to Section 2.01(a)(C) or (B) Existing Revolving Credit Commitments (and related aggregate Existing Revolving Credit Exposure) into Non-Extended Revolving Credit Commitments or Extended Revolving Credit Commitments (and related aggregate Revolving Credit

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Exposure) pursuant to Section 2 of Part A of the Second Amendment shall constitute a voluntary or mandatory payment, prepayment or commitment reduction for the purposes of this Agreement.

(b) On and after the Second Amendment Effective Date, each Lender which holds a Note evidencing a Term Loan or Revolving Credit Loan shall be entitled to surrender such Note to the Borrower against delivery of a new Note completed in conformity with Section 2.11 (and the definition of Term Note or Revolving Note, as applicable) evidencing the B-1 Term Loan, B-2 Term Loan, B-3 Term Loan, Non-Extended Revolving Credit Loan or Extended Revolving Credit Loan into which such Loans of such Lender was converted on the Second Amendment Effective Date; provided that if any such Note is not so surrendered, then from and after the Second Amendment Effective Date such Note shall be deemed to evidence such B-1 Term Loan, B-2 Term Loan, B-3 Term Loan, Non-Extended Revolving Credit Loan and/or Extended Revolving Credit Loan into which the Loan theretofore evidenced by such Note has been converted.
SECTION 2. 15 Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Extended Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”), provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) the Borrower shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the date of such Incremental Term Loan or Revolving Commitment Increase and the last day of the most recent Test Period, in each case, as if such Incremental Term Loans or Revolving Commitment Increases, as applicable, had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans, when added to the aggregate amount of Revolving Commitment Increases, shall not exceed $75,000,000. Each tranche of Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Latest Maturity Date then in effect, (c) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (d) shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Term Loans, provided further that (i) except as provided in preceding clauses (a), (b), (c) and (d), the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Arrangers and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the

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relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.15 and otherwise in a form reasonably acceptable to the Administrative Agent) or by an Additional Lender, provided that the Administrative Agent and each other Person that has a consent right under Section 10.07(b) shall have consented (not to be unreasonably withheld or delayed) to such Lender's or Additional Lender's making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Extending Revolving Credit Lender, an increase in such Lender's applicable Extended Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Extended Revolving Credit Commitments pursuant to this Section, (A) the Pro Rata Shares of the Revolving Credit Lenders shall be automatically adjusted at such time to give effect to such Revolving Commitment Increase such that the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Lender providing a portion of the Revolving Commitment Increase) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender's Revolving Credit Commitment, and (B) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Extended Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), in each case to the extent necessary so that all of the Revolving Credit Lenders participate in each outstanding Revolving Credit Borrowing based on their Pro Rata Share of their Revolving Credit Commitments (after giving effect to such Revolving Commitment Increase), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with

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Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b)This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2. 16 Refinancing Amendments. At any time after the Second Amendment Effective Date, the Borrower may obtain from any Lender or any Additional Lender Term Loan Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for this purpose will be deemed to include any then outstanding Refinancing Term Loans), in the form of Refinancing Term Loans or Refinancing Term Commitments, in each case pursuant to a Refinancing Amendment; provided that (i) such Term Loan Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Term Loans and Term Commitments hereunder, (ii) such Term Loan Refinancing Indebtedness shall have such pricing, fees, interest rate floors, funding discounts, margins and optional prepayment terms (including call protection and call premiums) and amortization schedule, as may be agreed by the Borrower and the Lenders thereof, provided, however, that (A) in no event shall the final maturity date of any Refinancing Term Loans of a given Refinancing Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder and (B) the Weighted Average Life to Maturity of any Refinancing Term Loans of a given Refinancing Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Term Loans then outstanding, (iii) each Class of Refinancing Term Loans so established shall be prepaid and repaid in accordance with the payment application provisions of Section 2.05(a), (b)(iii) and (b)(vi) (as in effect on the Second Amendment Effective Date and without regard to any Refinancing Amendment), except as may otherwise be agreed to by the Lenders and Additional Lenders providing such Term Loan Refinancing Indebtedness in the respective Refinancing Amendment (but only to the extent such agreement results in a waiver by such Lenders or Additional Lenders of any share of any applicable prepayment or repayment to which they would otherwise be entitled), and (iv) except as otherwise provided in preceding clause (ii), such Term Loan Refinancing Indebtedness shall otherwise be treated hereunder no more favorably, including with respect to covenants and events of default, than the Refinanced Term Debt; provided further that (A) in the event that the Applicable Rates for any Refinancing Term Loans of a given Refinancing Series are greater than the Applicable Rates for any B-3 Extended Term Loans then outstanding by more than 0.50%, then the Applicable Rates for such B-3 Extended Term Loans shall be increased to the extent necessary so that the Applicable Rates for such B-3 Extended Term Loans are equal to the Applicable Rates for such Refinancing Term Loans minus 0.50%; provided, further, that in determining the Applicable Rates applicable to the B-3 Extended Term Loans and the Refinancing Term Loans of a given Refinancing Series, (x) OID or upfront fees (which shall be deemed, solely for purposes of this clause (x), to constitute like amounts of OID) payable by the Borrower to the Lenders of the Extended B-3 Term Loans or the Refinancing Term Loans, as the case may be, in the syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Administrative Agent and/or one or more of the Arrangers (or their respective affiliates) in connection with the Extended B-3 Term Loans or to

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one or more arrangers (or their respective affiliates) of the Refinancing Term Loans shall be excluded and (z) with respect to the Refinancing Term Loans of a given Refinancing Series, to the extent that the LIBOR Reference Rate on the date of effectiveness of such Refinancing Term Loans is less than the interest rate floor, if any, applicable to the Refinanced Term Loans maintained as Eurocurrency Rate Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Refinancing Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the B-3 Extended Term Loans shall be required and (B) the terms and conditions applicable to such Term Loan Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Term Loan Refinancing Indebtedness is incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a), (b) and (c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) board resolutions and officers' certificates consistent with those delivered on the Closing Date, (ii) an opinion of counsel to the Loan Parties reasonably acceptable to the Administrative Agent (w) as to the enforceability of such Refinancing Amendment and this Agreement as amended thereby, (y) to the effect that such Refinancing Amendment (including, without limitation, the Refinancing Term Loans or Refinancing Term Commitments provided therein) does not conflict with or violate the terms and provisions of Section 10.01 and (z) as to any other matter reasonably requested by the Administrative Agent, and (iii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (including Mortgage amendments) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Loan Documents. Each tranche of Term Loan Refinancing Indebtedness incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $50,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby (A) agrees that this Agreement and the other Loans Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Term Loan Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Term Loans and Term Commitments subject thereto as Refinancing Term Loans and/or Refinancing Term Commitments), (ii) provide certain class protection to the Lenders and Additional Lenders providing such Term Loan Refinancing Indebtedness with respect to voluntary prepayments and mandatory prepayments, (iii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment and (B) consents to the transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of interest, fees or premium in respect of any Term Loan Refinancing Indebtedness on such terms as may be set forth in the relevant Refinancing Amendment).

SECTION 2. 17 Extended Term Loans. (a) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an

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“Existing Term Loan Tranche”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.17. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be converted, except that: (i) all or any of the scheduled amortization payments of principal and/or scheduled final maturity date of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal and/or scheduled final maturity date of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, funding discounts, original issue discount, prepayment premiums or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; provided that in the event that the Applicable Rates for any Extended Term Loans of a given Extension Series are greater than the Applicable Rates for any B-3 Extended Term Loans then outstanding by more than 0.50%, then the Applicable Rates for such B-3 Extended Term Loans shall be increased to the extent necessary so that the Applicable Rates for such B-3 Extended Term Loans are equal to the Applicable Rates for such Extended Term Loans minus 0.50%; provided, further, that in determining the Applicable Rates applicable to the B-3 Extended Term Loans and the Extended Term Loans of a given Extension Series, (x) OID or upfront fees (which shall be deemed, solely for purposes of this clause (x), to constitute like amounts of OID) payable by the Borrower to the Lenders of the Extended B-3 Term Loans or the Extended Term Loans, as the case may be, in the syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Administrative Agent and/or one or more of the Arrangers (or their respective affiliates) in connection with the Extended B-3 Term Loans or to one or more arrangers (or their respective affiliates) of the Extended Term Loans shall be excluded and (z) with respect to such Extended Term Loans, to the extent that the LIBOR Reference Rate on the date of effectiveness of such Extended Term Loans is less than the interest rate floor, if any, applicable to the Extended Term Loans maintained as Eurocurrency Rate Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Extended Term Loans solely for the purpose of determining whether an increase in the Applicable Rate for the B-3 Extended Term Loans shall be required (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory repayment terms (other than as to scheduled amortization and final Maturity Date) as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid or mandatorily repaid (other than scheduled amortizations) prior to the date on which all Term Loans with an earlier final stated maturity

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(including Term Loans under the Existing Term Loan Tranche from which they were converted) are repaid in full, unless such prepayment or repayment is accompanied by at least a pro rata prepayment or repayment of such other Term Loans; provided, however, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder and (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Term Loans then outstanding. Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Tranche. Each Extension Series of Extended Term Loans incurred under this Section 2.17 shall be in an aggregate principal amount that is not less than $50,000,000.

(b)The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17 (it being understood that the offer and allocation procedures for each Extension Series shall be substantially similar to those used for the offer and allocation of B-3 Term Loans as provided in the Second Amendment and the definition of “B-3 Term Loan Extension Amount (2007 Term Loan))”. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans pursuant to any Extension Request. Any Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent).

(c)Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder which shall be consistent with the provisions set forth in Section 2.17(a) above (but which shall not require the consent of any other Lender other than those consents provided pursuant to the Second Amendment). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a), (b) and (c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) board resolutions and officers' certificates consistent with those delivered on the Closing Date, (ii) an opinion of counsel to the Loan Parties reasonably acceptable to the Administrative Agent (w) as to the enforceability of such Extension Amendment and this Agreement as amended thereby, (y) to the effect that such Extension Amendment (including, without limitation, the Extended

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Term Loans or Extended Term Commitments provided therein) does not conflict with or violate the terms and provisions of Section 10.01 and (z) as to any other matter reasonably requested by the Administrative Agent, and (iii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby (A) agrees that this Agreement and the other Loans Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments pursuant to Section 2.07(a) with respect to any Existing Term Loan Tranche subject to each Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 2.07(a)), (iii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment).

(d)In the event that the Administrative Agent determines in its sole discretion that (i) the B-3 Term Loan Extension Amount (2007 Term Loan), the B-3 Term Loan Extension Amount (Original Term Loan) or the Extended Revolving Credit Extension Amount of a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a B-3 Term Loan Extension Election or Revolver Extension Election timely submitted by such Lender in accordance with the procedures set forth in the Second Amendment or (ii) the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the Second Amendment Effective Date or the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of B-1 Term Loans, B-2 Term Loans, Non-Extended Revolving Credit Commitments (and related Revolving Credit Exposure) or other Term Loans under the applicable Existing Term Loan Tranche, as the case may be, in such amount as is required to cause such Lender to hold B-3 Term Loans, Extended Revolving Credit Commitments (and related Revolving Credit Exposure) or Extended Term Loans of the applicable Extension Series into which

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such other Term Loans were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of the Second Amendment or such Extension Amendment, as the case may be, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.17(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in clause (i), (ii), (iii) and (iv) of the last sentence of Section 2.17(c).

(e)No conversion of Loans pursuant to any Extension in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Taxes, Increased Costs Protection and Illegality
SECTION 3. 1 Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or net profits (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender

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for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

(d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

(e) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to withholding tax imposed by any jurisdiction in which the Borrower is formed or organized at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.

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(f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower's request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

SECTION 3. 2 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or

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conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3. 3 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify in writing the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such written notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3. 4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time within fifteen (15) days after written demand by such Lender setting forth in reasonable detail such increased costs and the basis for the calculation thereof (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the

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Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower in writing of its intention to demand, compensation therefor, provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3. 5 Funding Losses. Upon written demand (which demand shall set forth in reasonable detail the terms for requesting such amount) of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

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(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (but excluding loss of anticipated profits);
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
SECTION 3. 6 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender's claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section  3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender's Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

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(i) to the extent that such Lender's Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender's Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3. 7 Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding

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Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

SECTION 3. 8 Survival. All of the Borrower's obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions
SECTION 4. 1 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles or other electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

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(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank, and

(B) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the execution and delivery of this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) (A) opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties substantially in the form of Exhibit I and (B) opinions from local counsel to the Loan Parties (not otherwise covered by the opinion described in immediately preceding clause (A)), in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date covering such matters incident to the transactions contemplated herein as the Adminis-trative Agent may reasonably request;

(vi) a certificate substantially in the form of Exhibit H attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

(vii) evidence that all insurance (including title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(viii) certified copies of the Merger Agreement, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably

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request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date; and

(ix) a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension.

(b) All fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid in full in cash.

(c) Prior to or simultaneously with the initial Credit Extension, (i) the Equity Contributions of the Sponsors shall have been funded in full in cash, (ii) the Borrower shall have received (whether directly as a result of the Equity Contribution or as a result of an equity contribution by Holdings) cash proceeds or, with respect to Management Stockholders, other property or agreements entitling the Borrower to retain amounts of cash which would absent such agreement be payable to the Management Stockholders in connection with the Transaction, from the Equity Contribution in an aggregate amount equal to at least $240,000,000, and (iii) the Merger shall be consummated in accordance with the terms of the Merger Agreement (and no provision thereof (including the conditions precedent set forth therein) amended, modified, supplemented or waived to the extent materially adverse to the interests of the Lenders (taken as a whole) without the consent of the Arrangers, which consent shall not be unreasonably withheld).

(d) Prior to or simultaneously with the initial Credit Extensions, the Borrower shall have received at least $175,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

(e) (i) Prior to the date of the initial Credit Extension hereunder, (x) the Target shall have commenced tender offers and consent solicitations with respect to its Existing PIK Notes (the “Existing PIK Notes Tender Offer and Consent Solicitation”) pursuant to which, inter alia, consents shall be solicited to proposed amendments (the “Existing PIK Notes Indenture Amendment”) to the Existing PIK Notes Indentures, which amendments shall, inter alia, provide for the substantial elimination of the covenants contained in the Existing PIK Notes Indentures and (y) Opco shall have commenced tender offers and consent solicitations with respect to each of the Existing Opco Notes (the “Existing Opco Notes Tender Offers and Consent Solicitations”) pursuant to which, inter alia, consents shall be solicited to proposed amendments (the “Existing Opco Notes Indenture Amendments”) to each of the Existing Opco Notes Indentures, which amendments shall, inter alia, provide for the substantial elimination of the covenants contained in the Existing Opco Notes Indentures.

(ii)    On or prior to the date of the initial Credit Extension, (x) holders of at least a majority of the aggregate outstanding principal amount of the Existing PIK Notes, the Existing Fixed Notes and the Existing Floating Notes shall have validly tendered, and not withdrawn, their Existing Tender Offer Notes and provided their consent pursuant to, and in accordance with the require-ments of, the Tender Offer and Consent Solicitation therefor, and (y) the Target or Opco, as applicable, and the trustees under each of the Existing Tender Offer Notes Indentures shall have duly executed and delivered the

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Existing Tender Offer Notes Indenture Supplements and same shall have become effective in accordance with their terms and the terms of the relevant Existing Tender Offer Notes Indenture.
(iii)    Immediately following the making of the initial Credit Extensions, the Borrower shall have deposited into a segregated account (the “Segregated Account”) with the trustee under the indenture for the Existing Floating Notes proceeds of (A) the Original Term Loans and (B) Revolving Credit Loans (in an aggregate principal amount not to exceed $5,000,000), in an aggregate amount equal to the sum of (x) the aggregate redemption price of the Existing Floating Notes not validly tendered (or validly tendered and subsequently withdrawn) pursuant to the Existing Opco Notes Tender Offer and Consent Solicitation therefor plus (y) liquidated damages payable pursuant to the registration rights agreement relating to the Existing Floating Notes and all unpaid interest accruing thereon through the 30th day following the date of the initial Credit Extension, or if such day is not a Business Day, the immediately succeeding Business Day (the “Redemption Date”).
(iv) Concurrently with the making of the initial Credit Extensions, the Borrower shall have delivered an irrevocable “notice of redemption” to the trustee under the Existing Floating Notes Indenture pursuant to, and in accordance with the requirements of, the Existing Floating Notes Indenture.
(v)    Prior to or simultaneously with the initial Credit Extensions, the Borrower shall have terminated the Existing Credit Agreement and taken all other necessary actions such that, immediately after giving effect to the Transaction (including the Tender Offer and Consent Solicitation Consummation as if the same had occurred on such date but excluding the Existing Floating Notes Redemption), (i) Holdings and its Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (A) the Original Term Loans and L/C Obligations, (B) the Senior Subordinated Notes, (C) Existing Floating Notes and Existing Fixed Notes (which outstanding Existing Fixed Rate Notes shall be in an aggregate principal amount not to exceed $3,000,000) not repurchased pursuant to the Existing Opco Tender Offer and Consent Solicitation Consummation therefor and (D) Indebtedness listed on Schedule 7.03(b) and (ii) the Borrower shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights or options to acquire Equity Interests) other than common stock owned by Holdings, with terms and conditions reasonably acceptable to the Arrangers to the extent material to the interests of the Lenders.
(f) The Arrangers and the Lenders shall have received (i) the Audited Financial Statements and the audit report for such financial statements (which shall not be subject to any qualification) and (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Target and its Subsidiaries for (A) each subsequent fiscal quarter ended after September 30, 2005 and at least forty-five (45) days before the Closing Date (collectively, the “Unaudited Financial Statements”), which financial statements shall be prepared in accordance with GAAP.

(g) The Arrangers and the Lenders shall have received the Pro Forma Financial Statements.
(h)
(i) On or prior to the date of the initial Credit Extension, each Loan Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any intercompany Indebtedness shall have duly authorized, executed and delivered the Intercompany Subordination Agreement, and the Intercompany Subordination Agreement shall be in full force and effect.

SECTION 4. 2 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to

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the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a) The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document (except, in the case of the initial Credit Extensions, the representations contained in Sections 5.01(c), (d) and (e), 5.02(a) and (b), 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16, and 5.18) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Closing Date Material Adverse Effect”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d) After giving effect to any such requested Credit Extension occurring during the five (5) Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Credit Commitments, the Borrower would not be required by the second sentence of Section 2.05(b)(v) to prepay or cause to be prepaid Revolving Credit Loans or Swing Line Loans or to Cash Collateralize L/C Obligations.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) and, if applicable, in Section 4.02(d), have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V

Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders that:
SECTION 5. 1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (or, in the case of clause (a) only, its Material Subsidiaries) (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties only, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any material indenture, mortgage, deed of trust or loan agreement (including the Senior Subordinated Notes Indenture) or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 3 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties,

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and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

SECTION 5. 4 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to the effects of Debtor Relief Laws and by general principles of equity (whether considered in a proceeding in equity or law).

SECTION 5. 5 Financial Statements; No Material Adverse Effect. (a) (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein subject, in the case of the Unaudited Financial Statements, to changes resulting from normal year-end adjustments, audit adjustments and absence of footnotes. During the period from September 30, 2005 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by Target or any of its Subsidiaries of any material part of the business or property of Target or any of its Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by Target or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Target and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2005 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the fiscal year ended September 30, 2005 and the fiscal quarter ended December 31, 2005 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent for distribution to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction, each material acquisition by Target or any of its Subsidiaries consummated after December 31, 2005 and prior to the Closing Date and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Borrower and the Arrangers). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at December 31, 2005 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

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(b) Since September 30, 2005, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the eighth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d) As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Closing Date Material Adverse Effect.

SECTION 5. 6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 7 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation (other than Contractual Obligations in respect of Indebtedness) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5. 8 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 9 Environmental Compliance. (a) There are no claims, actions, suits, or proceedings against any Loan Party or any of its Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

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(b) Except as could not reasonably be expected to have, individually or in the aggregate, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or any of its Subsidiaries on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Borrower and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

(d) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

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SECTION 5. 10 Taxes. Holdings, the Borrower and the Borrower's Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5. 11 ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan for which any liability remains unsatisfied; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would reasonably be expected to result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 12 Subsidiaries; Equity Interests. As of the Closing Date, neither Holdings nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in Material Subsidiaries have been validly issued and, in the case of any such Subsidiaries that are corporations, are fully paid and nonassessable and all Equity Interests owned by Holdings or a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5. 13 Margin Regulations; Investment Company Act . (a) The Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no

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proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying margin stock or any other purpose that violates Regulation U.

(b) None of the Borrower, any Person “controlling” (within the meaning of the Investment Company Act of 1940) the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5. 14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5. 15 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, right of privacy and publicity, and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect. The operation of the respective businesses of any Loan Party or Subsidiary as currently conducted does not infringe upon misuse, misappropriate or violate any IP Rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, which could not reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect.

SECTION 5. 16 Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 5. 17 Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 5. 18 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have, as of the Closing Date, a Closing Date Material Adverse Effect, and thereafter, a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of Holdings, the Borrower or its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

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ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable), or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to (or, in the case of Section 6.05(x) only, each Restricted Subsidiary that is a Material Subsidiary):
SECTION 6. 1 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2006 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, in the case of the financial statements for the fiscal quarter ending June 30, 2006, on or before the date that is sixty (60) days after the end of such fiscal quarter), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments, audit adjustments and the absence of footnotes;

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(c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower's or Holdings' (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
SECTION 6. 2 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

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(b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure, in and of itself without the corresponding application of proceeds from a Permitted Equity Issuance pursuant to Section 8.05, shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Senior Subordinated Notes Documentation or Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request in writing.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant

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website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
SECTION 6. 3 Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 6. 4 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its material obligations and liabilities in respect of material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property; provided that neither Holdings, the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such taxes, assessments, governmental charges or levies that are being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

SECTION 6. 5 Preservation of Existence, Etc. (x) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (y) take all reasonable action to

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maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

SECTION 6. 6 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6. 7 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

SECTION 6. 8 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. 9 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

SECTION 6. 10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower's expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent

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and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower's independent public accountants.

SECTION 6. 11 Covenant to Guarantee Obligations and Give Security. At the Borrower's expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.15 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):

(i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a Fair Market Value in excess of $2,500,000 in detail reasonably satisfactory to the Administrative Agent;

(B) cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Guarantee Supplements, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement

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to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to the effects of Debtor Relief Laws and by general principles of equity (whether considered in a proceeding in equity or law),

(ii) in the case of any such wholly owned Domestic Subsidiary having assets with a Fair Market Value in excess of $15,000,000 (determined at the time of such formation, acquisition or designation and after giving effect to any transfers and Investments to be made in such Subsidiary thereafter as contemplated by any transaction relating to such formation, acquisition or designation), within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary and has a Fair Market Value in excess of $2,500,000, any existing title reports, surveys or environmental assessment reports.

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(b) (i) the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.01B on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01B; and

(i) after the Closing Date, concurrently with (x) the acquisition of any material personal property by any Loan Party, or (y) the acquisition of any owned real property by any Loan Party with a Fair Market Value in excess of $2,500,000, and such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.

SECTION 6. 12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6. 13 Further Assurances and Post-Closing Conditions. (a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b)In the case of any real property referred to in Section 6.11, provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days of the acquisition of such real property, in each case together with:

i.evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes

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and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

ii.fully paid American Land Title Association Lender's Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01 and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

iii.opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

iv.flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map; and

v.such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6. 14 Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Borrower may not be designated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Subordinated Notes or any Junior Financing, as applicable, (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary and (vi) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the net assets of the respective Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary of the Borrower's. The designation of

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any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 6. 15   Corporate Separateness. (a) Satisfy, and cause each of its Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate and other formalities, including, as applicable, the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records.

(b) Ensure that neither it nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate or other similar existence of it or such Subsidiary being ignored, or in the assets and liabilities of it or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding
SECTION 6. 16 Additional Requirements Upon Consummation of the Merger and the Secondary Merger. Promptly following the consummation of (i) the Merger, but in any event on the date of the initial Credit Extension, Target, as the surviving corporation of the Merger, shall execute and deliver an Acknowledg-ment and Assumption Agreement in the form of Exhibit K-1, (ii) the Secondary Merger but in any event on the date of the initial Credit Extension, Opco, as the surviving corporation of the Secondary Merger, shall execute and deliver an Acknowledg-ment and Assumption Agreement in the form of Exhibit K-2 and new Notes in replace-ment of any Notes delivered by Merger Sub under this Agreement. After giving effect to (i) the Merger, Target shall succeed to all rights and obligations of Merger Sub as were existing immediately prior to the Merger (including, without limitation, all obliga-tions under this Agreement and the other Loan Documents to which Merger Sub is a party) and (ii) the Secondary Merger, Opco shall succeed to all rights and obligations of the Target as were existing immediately prior to the Secondary Merger (including, without limitation, all obliga-tions under this Agreement and the other Loan Documents to which Target is a party by operation of the Merger and its respective Acknowledgment and Assumption Agreement). Simultaneously with the consummation of the Merger, all Equity Interests of Target, as the surviving corpora-tion of the Merger, shall be pledged pursuant to the Security Agreement, and all stock certifi-cates evidencing such shares of capital stock of Target after giving effect to the Merger shall be delivered to the Collateral Agent. Simultaneously with the consummation of the Secondary Merger, all Equity Interests of Opco, as the surviving corpora-tion of the Secondary Merger, shall be pledged pursuant to the Security Agreement, and all stock certifi-cates evidencing such shares of capital stock of Opco after giving effect to the Secondary Merger shall be delivered to the Collateral Agent.

SECTION 6. 17 Post-Closing Refinancing. On the Redemption Date, the Borrower shall (x) redeem all of the then outstanding Existing Floating Notes and (y) pay all accrued and unpaid interest thereon and accrued and unpaid liquidated damages owing pursuant to the registration rights agreements relating to the Existing Floating Notes, in each case pursuant to, and in accordance with the terms of, the Existing Floating Notes Indenture and such registration rights agreements (collectively, the “Existing Floating Notes Redemption”).

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ARTICLE VII

Negative Covenants
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable), or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:
SECTION 7. 1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation and (ii) pledges and deposits in the ordinary course of business securing liability for premiums, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) or deposits for contested taxes or import duties, in each case incurred in the ordinary course of business;

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(g) easements, exceptions or irregularities in title, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Material Subsidiary or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i) and (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Foreign Subsidiary securing Indebtedness of the applicable Foreign Subsidiary permitted pursuant to Section 7.03(t);

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d); provided that any such Lien is subordinated to the same extent as any related Indebtedness is required to be subordinated pursuant to Section 7.03(d);

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(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (h), or (k);

(q) any interest or title of a lessor, sublessor, licensor or sublessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement and the products or proceeds thereof;

(t) [reserved];

(u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) [reserved];

(x) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

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(y) any modifications, replacements, renewals or extensions of any Lien permitted by clauses (a), (b), (i), (n), (o), and (p); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03; and

(z) other Liens securing Indebtedness outstanding or other obligations in an aggregate amount not to exceed $10,000,000 at any time outstanding, provided that, at any time after delivery of the most recent Compliance Certificate pursuant to Section 6.02(b) demonstrating a Total Leverage Ratio of 3.50:1.00 or less as of the last day of the Test Period to which such Compliance Certificate relates, $15,000,000 at any time outstanding.

Notwithstanding the foregoing, no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 7.01(a), (b), (c), (h), (j), (m), (n), (o), (p), (q), (r), (u)(iii), (y) or (z).
SECTION 7. 2 Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of Holdings, the Borrower and the Restricted Subsidiaries (i)  for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, and (ii) in connection with such Person's purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and for other purposes not described in the foregoing clause (i), in an aggregate principal amount outstanding not to exceed $5,000,000;

(c) Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings and any new Restricted Subsidiary which becomes a Loan Party), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Subsidiary Guarantor in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments in Restricted Subsidiaries that are not Loan Parties shall not exceed an amount equal to the sum of (x) $10,000,000 and (y) the Available Amount at such time;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

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(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be on terms no less favorable to the Lenders than the subordination terms set forth in the Intercompany Subordination Agreement;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A) subject to clause (B) below, substantially all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Section 6.11, within the times specified therein;

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties, shall not exceed an amount equal to the sum of (x) $50,000,000 and (y) the Available Amount at such time;

(C) after giving effect to such purchase or acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 7.07;

(D) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to

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Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail;

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(F) the sum of (x) aggregate unused portion of the Revolving Credit Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) and (y) the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date that, in each case, are free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a) and 7.01(s) and clauses (i) and (ii) of Section 7.01(u)), shall equal or exceed $5,000,000;

(j) the Transaction;

(k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Sections 7.06(h), (i) or (j);

(n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, other Investments by the Borrower and its Restricted Subsidiaries that do not exceed, in the aggregate, an amount equal to the sum of (x) $15,000,000 and (y) the Available Amount at such time;

(o) advances of payroll payments to employees in the ordinary course of business;

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(p) Investments to the extent that payment for such Investments is made solely with capital stock of Holdings (or the Borrower after a Qualifying IPO of the Borrower);

(q) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) [reserved]; and

(s) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder, to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.
SECTION 7. 3 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Sections 2.15, 2.16 and 2.17 hereof);

(b) (i) Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof;

(c) Guarantees by Holdings, the Borrower, the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Senior Subordinated Note or Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) to the extent permitted by Section 7.02, Indebtedness of the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Subordination Agreement;

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(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and its Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness of the Borrower and its Restricted Subsidiaries arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodity pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) [reserved];

(h) (i) Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that (x) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness assumed in reliance on this sub-clause (A) (excluding for purposes of the basket calculation in this clause (y), however, any such Indebtedness that satisfies the requirements of clauses (I), (II) and (III) below) does not exceed $7,500,000 at any time outstanding, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of the Indebtedness referred to in sub-clauses (A) and (B) above; provided, in each case, that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (other than assumed Indebtedness described in preceding sub-clause (A) and all Indebtedness resulting from any Permitted Refinancing thereof), (I) is unsecured or is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the Closing Date, (II) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, (III) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date then in effect (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (IV) hereof), (IV) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower as the terms and conditions of the Senior Subordinated Notes as of the Closing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a

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reasonable description of the basis upon which it disagrees), and (V) is incurred by the Borrower or a Guarantor;

(i) Indebtedness representing deferred compensation to employees of Holdings, the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, executors, administrators, heirs, legatees, distributees, spouses or former spouses to finance the acquisition, retirement, purchase or redemption of Equity Interests of Holdings (or, after a Qualified IPO, the Borrower) permitted by Section 7.06; provided that (i) the aggregate principal amount of all such Indebtedness does not exceed $10,000,000 at any time outstanding, (ii) all such Indebtedness shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of such notes in any calendar year, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year, shall not exceed $5,000,000, provided that any unused amounts in any calendar year may be carried over to succeeding calendar years, so long as the aggregate amount of all cash payments made in respect of such notes in any calendar year (after giving effect to such carry forward), when aggregated with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year (after giving effect to such carry forward), shall not exceed $10,000,000; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to this Section 7.03(j) after the Closing Date with the net cash proceeds described in preceding clause (x) less (z) the aggregate amount of all Restricted Payments made after the Closing Date in reliance on the last proviso appearing in Section 7.06(g);

(k) Indebtedness incurred by Holdings, the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in any such case constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l) Indebtedness consisting of obligations of Holdings, the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding, provided that, at any

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time after delivery of the most recent Compliance Certificate pursuant to Section 6.02(b) demonstrating a Total Leverage Ratio of 3.50:1.00 or less as of the last day of the Test Period to which such Compliance Certificate relates, $30,000,000 at any time outstanding;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers' acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees, warehouse receipts, banker's acceptances or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practices;

(r) unsecured Indebtedness of Holdings (“Permitted Holdings Debt”) (i) that is not subject to any Guarantee by the Borrower or any Restricted Subsidiary, (ii) that will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date then in effect, (iii) that has no scheduled amortization or payments of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (v) hereof), (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (A) the date that is five (5) years from the date of the issuance or incurrence thereof and (B) the date that is ninety-one (91) days after the Latest Maturity Date then in effect, and (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Subordinated Notes Indenture as of the Closing Date, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, further, that any such Indebtedness shall constitute Permitted Holdings Debt only if (1) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 (it being understood that any capitalized or paid-in-kind or accreted principal on such Indebtedness is not subject to this proviso);
(s)unsecured Indebtedness in respect of obligations of the Borrower or any Restricted

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Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the ordinary course of business;

(t)Indebtedness of any Foreign Subsidiary of the Borrower to local financial institutions for working capital purposes in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(u)[reserved];

(v)Indebtedness in respect of the (i) the Existing Tender Offer Notes and (ii) Senior Subordinated Notes and any Permitted Refinancing thereof; and

(w)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.

SECTION 7. 4 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or change its legal form if (x) Holdings or the Borrower determines in good faith that such action is in the best interests of Holdings or the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 7.02 or 7.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Loan Party after giving effect to such liquidation or dissolution;

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(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Company's obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Company's obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company's obligations under this Agreement, (F) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection and priority of the Liens under the Collateral Documents and (G) such merger or consolidation is otherwise permitted by Section 7.02; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall, to the extent required, have complied with the requirements of Section 6.11;

(f) Holdings, the Borrower and the Restricted Subsidiaries may consummate the Merger and the Secondary Merger; and

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

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SECTION 7. 5 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale and assets of de minimus value, in any case in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, (i) the transferee thereof must either be a Guarantor or the Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the Borrower and its Restricted Subsidiaries on the Closing Date, the Fair Market Value of all property so Disposed of after the Closing Date shall not exceed $30,000,000 and, when taken together with the aggregate Fair Market Value of all property Disposed of pursuant to sub-clause (B) of Section 7.05(k), shall not exceed at any time an amount equal to 7.5% of Total Consolidated Assets at such time and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property;

(g) Dispositions of cash and Cash Equivalents;

(h) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof;

(i) leases, subleases, licenses or sublicenses (including the provision of Software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

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(k) (A) Dispositions listed on Schedule 7.05(k), (B) Dispositions of property not otherwise permitted under this Section 7.05 and (C) with respect to property acquired by the Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition after the Closing Date, the Dispositions of such after-acquired property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate Fair Market Value of all property Disposed of in reliance on sub-clause (B) of this clause (k) (taken together with the aggregate Fair Market Value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed at any time an amount equal to 7.5% of Total Consolidated Assets at such time and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $2,500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(u)); provided, however, that for the purposes of this clause (iii), (I) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the payment in cash of the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (II) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (III) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (III) that is at that time outstanding, not in excess of 1.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) [reserved]; and

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the

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Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
SECTION 7. 6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings, the Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
(c) [reserved];

(d) Restricted Payments made on the Closing Date to consummate the Transaction;

(e) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted to be made by the Borrower, Holdings or such Restricted Subsidiary by any provision of Section 7.04 or 7.08 (other than Sections 7.08(a), (f) and (g));

(f) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) Holdings (or the Borrower after a Qualifying IPO of the Borrower) may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Borrower after a Qualifying IPO of the Borrower) by any future, present or former officer, employee, consultant or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries (or their respective estates, executors, administrators, heirs, legatees or distributees) pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any future or former officer, employee, consultant or director of Holdings or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) in any calendar year, when combined with the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of any promissory notes pursuant to Section 7.03(j) in such calendar year, shall not exceed $5,000,000, provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(g) in any calendar year (after giving effect to such

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carry forward), when aggregated with the aggregate amount of cash payments made in respect of notes pursuant to Section 7.03(j) in such calendar year (after giving effect to such carry forward), shall not exceed $10,000,000; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all Restricted Payments made after the Closing Date with the net cash proceeds described in preceding clause (x) less (z) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to Section 7.03(j) after the Closing Date in reliance on the last proviso appearing in Section 7.03(j);

(h) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:

(i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents') corporate existence;

(iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by this Section 7.06;

(v) to finance any Investment permitted to be made pursuant to Section 7.02(i); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement, so long as the aggregate amount of all such Restricted Payments pursuant to this clause (vi) does not to exceed $2,000,000;

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(i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(iv) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (i), not to exceed an amount equal to the sum of (x) $15,000,000 and (y) the Available Amount at such time; and

(j) Holdings or the Borrower may make Restricted Payments with the proceeds of the issuance of Permitted Holdings Debt.

SECTION 7. 7 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the date hereof or any business reasonably related or ancillary thereto.

SECTION 7. 8 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the Transaction, (d) the issuance of Equity Interests to the management of Holdings, the Borrower or any of its Subsidiaries in connection with the Transaction, (e) the payment of reasonable (i) expenses of the Sponsors in connection with any management, consulting, monitoring and advisory activities of the Sponsors and (ii) customary indemnities related to such expenses described in immediately preceding clause (i), (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings or the Borrower permitted under Section 7.06, (g) loans and other transactions by Holdings, the Borrower and the Restricted Subsidiaries to the extent permitted under this Article 7, (h) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees and consultants in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent

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attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) transactions permitted under Section 7.06, and (m) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings or the Borrower, in good faith.

SECTION 7. 9 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting “assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of

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business, and (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) are imposed by Law or by any Governmental Authority.

SECTION 7. 10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement (or, in the case of proceeds of 2007 Term Loans incurred on the First Incremental Amendment Effective Date, use such proceeds for any purpose other than to finance the Iceland Acquisition, to repay certain existing third-party indebtedness of the Iceland Business in connection with the Iceland Acquisition and to pay fees, costs and expenses incurred in connection with the Iceland Acquisition or the financing thereof). Notwithstanding the foregoing, proceeds of any Refinancing Term Loans will not be used for any purpose other than the repayment of principal and accrued and unpaid interest and premium on Loans outstanding on the date of incurrence of such Refinancing Term Loans and payment of other reasonable amounts incurred and fees and expenses incurred, in connection with such Refinancing Term Loans.

SECTION 7. 11 Financial Covenants. (a) Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on December 31, 2006) to be greater than the ratio set forth below opposite the last day of such Test Period:

Test Period	Total Leverage Ratio
December 31, 2006	6.75:1.00
March 31, 2007	6.50:1.00
June 30, 2007	6.50:1.00
September 30, 2007	6.25:1.00
December 31, 2007	6.00:1.00
March 31, 2008	5.75:1.00
June 30, 2008	5.75:1.00
September 30, 2008	5.50:1.00
December 31, 2008	5.25:1.00
March 31, 2009	5.00:1.00
June 30, 2009	5.00:1.00
September 30, 2009	4.75:1.00
December 31, 2009	4.50:1.00
March 31, 2010	4.50:1.00
June 30, 2010	4.50:1.00
September 30, 2010	4.50:1.00
December 31, 2010	4.25:1.00
March 31, 2011	4.25:1.00
June 30, 2011	4.25:1.00
September 30, 2011	4.25:1.00
December 31, 2011	4.00:1.00
March 31, 2012	4.00:1.00
June 30, 2012	4.00:1.00
September 30, 2012	4.00:1.00
December 31, 2012	4.00:1.00
Thereafter	3.75:1.00

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(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period (beginning with the Test Period ending on December 31, 2006) to be less than the ratio set forth below opposite the last day of such Test Period:

Test Period	Interest Coverage Ratio
December 31, 2006	1.75:1.00
March 31, 2007	1.75:1.00
June 30, 2007	1.75:1.00
September 30, 2007	1.75:1.00
December 31, 2007	1.75:1.00
March 31, 2008	1.75:1.00
June 30, 2008	2.00:1.00
September 30, 2008	2.00:1.00
December 31, 2008	2.00:1.00
March 31, 2009	2.00:1.00
June 30, 2009	2.00:1.00
September 30, 2009	2.25:1.00
December 31, 2009	2.25:1.00
March 31, 2010	2.50:1.00
June 30, 2010	2.50:1.00
September 30, 2010	2.50:1.00
December 31, 2010 and thereafter	2.75:1.00

SECTION 7. 12 Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.
SECTION 7. 13 Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Senior Subordinated Notes, any Indebtedness incurred under Section 7.03(h)(i)(B) (and any Permitted Refinancing thereof) or any other Indebtedness (but excluding, in any event, the Existing Tender Offer Notes) that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except, so long as (in the case of clauses (i)(y), (ii) and (iv) below) no Default shall have occurred and be continuing or would result therefrom, (i) the refinancing thereof with the Net Cash Proceeds of (x) any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility

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pursuant to Section 2.05(b) or (y) any Holdings Permitted Debt, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents (or, after a Qualifying IPO, the Borrower), (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the Intercompany Subordination Agreement and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed an amount equal to the sum of (x) $15,000,000 and (y) the Available Amount at such time.

(a) Amend, modify or change (x) the subordination provisions of the Senior Subordinated Notes Documentation and any other Junior Financing Documentation (and the component definitions as used therein) or (y) any term or condition of the Senior Subordinated Notes Documentation and any Junior Financing Documentation in any manner materially adverse to the interests of the Lenders, in any such case without the consent of the Administrative Agent.

(b) Amend, modify or change its certificate or articles of incorporation (includ-ing, without limitation, by the filing or modification of any certificate or articles of desig-na-tion), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in each case, in any manner materially adverse to the interests of the Lenders.

(c) Designate any Indebtedness (or related interest obligations) as “Designated Senior Debt” (as defined in the Senior Subordinated Notes Indenture) or any similar term (as defined in any Junior Financing Documentation), in each case, except for the Obligations described in clause (x) of the definition thereof.

SECTION 7. 14 Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to be a non-wholly owned Subsidiary, except (i) as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02 or (ii) so long as such Restricted Subsidiary continues to be a Guarantor.

SECTION 7. 15 Holding Company. In the case of Holdings,  conduct, transact or otherwise engage in any business or operations other than (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of the Loan Documents, the Merger Agreement and the other agreements contemplated by the Merger Agreement and agreements related to the Secondary Merger, (v) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article 7, including incurring the costs, fees and expenses related thereto, (vi) any transaction that Holdings is permitted to enter into or consummate under this Article 7,

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including making any Restricted Payment permitted by Section 7.06 or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings in the manner contemplated by Section 7.06, (vii) incurring fees, costs and expenses relating to overhead and general operations including professional fees for legal, tax and accounting issues, (viii) providing indemnification to officers and directors and as otherwise permitted in Article 7 and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this Section 7.15.

SECTION 7. 16 Capital Expenditures. (a) Make any Capital Expenditure except for Capital Expenditures not exceeding an amount equal to the sum of (x) in the aggregate for the Borrower and the Restricted Subsidiaries during each fiscal year set forth below (or in the case of the Borrower's 2006 fiscal year, the period from the Closing Date to September 30, 2006), the amount set forth opposite such fiscal year or period, as the case may be (such amount, the “Permitted Capital Expenditure Amount”) and (y) the Available Amount:

Fiscal Year (or period)	Amount

Closing Date to September 30, 2006	$6,000,000
2007 Fiscal Year	$14,000,000
2008 Fiscal Year	$15,000,000
2009 Fiscal Year	$16,000,000
2010 Fiscal Year	$17,000,000
2011 Fiscal Year	$18,000,000
2012 Fiscal Year	$18,000,000
2013 Fiscal Year	$18,000,000
2014 Fiscal Year	$19,000,000
2015 Fiscal Year	$19,000,000
2016 Fiscal Year	$19,000,000
Each Fiscal Year thereafter	$19,000,000

; provided that the amount of the Permitted Capital Expenditure Amount permitted to be made in respect of any fiscal year or period shall be increased after the consummation of any Permitted Acquisition in an amount equal to 5% of the pro forma aggregate consolidated revenues of the Acquired Entity or Business so acquired during the fiscal year or period of such Acquired Entity or Business beginning after such Permitted Acquisition (such amount, the “Acquired Annual Capital Expenditure Amount”).

(a) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year or period pursuant to Section 7.16(a)(x) is less than the Permitted Capital Expenditure Amount permitted by Section 7.16(a) with respect to such fiscal year or period, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year or period; provided that Capital Expenditures in any fiscal year or period shall be counted against the

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Permitted Capital Expenditure Amount respect to such fiscal year or period prior to being counted against any Rollover Amount available with respect to such fiscal year or period.

ARTICLE VIII

Events Of Default and Remedies

Section 8.1Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or (iii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to the second sentence of Section 2.05(b)(v); or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to Holdings and the Borrower) or Article 7; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after written notice thereof given by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated

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maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and

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effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents, (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender's title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

SECTION 8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

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(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of any Event of Default under clause (f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
SECTION 8.3 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Borrower and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.4 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to each of the Administrative Agent and the Collateral Agent, in each case, in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the termination value under Secured Hedge Obligations and the Cash Management Obligations, ratably among the Lenders and the other Secured Creditors in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
SECTION 8.5 Borrower's Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings or the Borrower may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are Not Otherwise Applied and (iii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b)Notwithstanding the provisions of Section 8.05(a), in each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX

Administrative Agent, Other Agents and Arrangers

SECTION 9. 1 Appointment and Authorization of Agents and Arrangers. (a) Each

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Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent (and solely with respect to the right of consent expressly set forth in Section 2.15, the Arrangers) required to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and the Arrangers shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Arrangers have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Arrangers. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “arranger” herein and in the other Loan Documents with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for

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purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 9. 2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9. 3 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9. 4 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such

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action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 9. 5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9. 6 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other

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information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9. 7 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9. 8 Agents in their Individual Capacities. DBTCA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBTCA were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBTCA or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, DBTCA shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include DBTCA in its individual capacity.

SECTION 9. 9 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under

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Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 9. 10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

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(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 9. 11 Collateral and Guaranty Matters. The Lenders irrevocably agree that:

(a)any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any other Guarantor, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i), or (p); and

(c)any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Subordinated Notes or any Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in

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particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
SECTION 9. 12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “Documentation Agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9. 13 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative

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Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous
SECTION 10.1 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) extend the date of any scheduled repayment of any Class of Term Loans pursuant to Section 2.07(a) without the consent of the Supermajority Lenders holding Term Loans of such Class, or amend the definition of Supermajority Lenders without the consent of the Supermajority Lenders holding Term Loans of any Class affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Original Term Loans, 2007 Term Loans and Revolving Loan Commitments are included on the Closing Date or the First Incremental Effective Date, as applicable);

(c) postpone the final scheduled maturity date for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or

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amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees (including fees set forth in Section 2.05(a)(iv)) or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06(c), 8.04 or 2.13 without the written consent of each Lender affected thereby;

(f) other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(g) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

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Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of a given Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
SECTION 10.2 Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

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All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c)Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.3 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.4 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and

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administration of the transactions contemplated hereby and thereby, including all Attorney Costs of White & Case LLP, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.5 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement in the absence of such Indemnitee's or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee's gross negligence or willful misconduct, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors

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or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.6 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.7 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Credit Commitment or Extended Revolving Credit Commitment) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C)each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D)the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans or Commitments on a non-pro rata basis.

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(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments (including any Non-Extended Revolving Credit Commitment or Extended Revolving Credit Commitment) of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Credit Commitment or Extended Revolving Credit Commitment) and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents;

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provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f)A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential

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basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.8 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates' directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (“Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practice (in the case of any Person that is a bank) and that the relevant Agent or Lender shall be responsible for the compliance by its Affiliates and its and its Affiliates' Related Parties with the foregoing provision); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such

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Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.9 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify in writing the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

SECTION 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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SECTION 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding.

SECTION 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 10.15 Tax Forms. (a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii)Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

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(iii)The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender to the extent Taxes are not due but for the failure of such Foreign Lender to satisfy the foregoing provisions of this Section 10.15(a), (B) any U.S. Lender to the extent Taxes are not due but for the failure of such U.S. Lender to satisfy the provisions of Section 10.15(b) or (C) any Lender to the extent such amounts are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent such Lender's assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 3.01 of this Agreement; provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, in each case, occurring after the Closing Date, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

(iv)The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

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SECTION 10.16 GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.04.

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SECTION 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 10.21 Effectiveness of the Merger and the Secondary Merger. Neither the Target nor Opco shall have any rights or obligations hereunder until the consummation of the Merger, in the case of the Target and the Secondary Merger, in the case of Opco, and, in each case, any representations and warranties of the Target or Opco, as the case may be, hereunder shall not become effective until such time. Upon consummation of (i) the Merger, the Target shall succeed to all the rights and obligations of Merger Sub under this Agreement and all representations and warranties of the Target shall become effective as of the date hereof, without any further action by any Person and (ii) the Secondary Merger, Opco shall succeed to all the rights and obligations of the Target under this Agreement and all representations and warranties of Opco shall become effective as of the date hereof, without any further action by any Person

SECTION 10.22 Special Provisions Relating to the Second Amendment. Each Lender which executes and delivers a counterpart of the Second Amendment, any Refinancing Amendment or any Extension Amendment (for itself and its successors and assigns) hereby irrevocably agrees, for the benefit of each other Lender (and such Lender's successors and assigns), that such Lender (and its successors and assigns) will not enter into any amendment or modification to this Agreement to the extent such amendment or modification amends or modifies this Section 10.22 (or any defined term as used herein) or the definition of “Other Allocable Share” or “Allocable Revolving Share”, unless the consent of each Lender directly and adversely affected thereby has been obtained. Each of the agreements contained in this Section 10.22 are separate contractual arrangements among the Loan Parties and the Lenders and each Lender may directly enforce against any other Lender any breach (or attempted breach) of any of the agreements contained in this Section 10.22.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LONE STAR MERGER CORP., as the Borrower
By: /s/ David Tunnell
Title:Title: President

LONE STAR HOLDING CORP., as a Guarantor
By: /s/ David Tunnell
Title:Title: President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, l/c Issuer and Swing Line Lender
By: /s/ Paul O'Leary
Title: Vice President

By: /s/ Scottye Lindsey
Title: Director

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SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 2 2006, among LONE STAR MERGER CORP. (to be merged with, and into, ACTIVANT SOLUTIONS HOLDINGS INC., which, in turn shall be merged with, and into, ACTIVANT SOLUTIONS INC.), LONE STAR HOLDING CORP., THE LENDERS FROM TIME TO TIME PARTY HERETO AND DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
NAME OF INSTITUTION:

JPMorgan Chase Bank, N.A.
By: /s/ William Rindfuss
Title: Vice President
Lehman Commercial Paper Inc.
By: /s/ Craig Malloy
Title: Authorized Signatory
The CIT Group/Equipment Financing Inc.
By: /s/ Andrew Giangrave
Title: Authorized Signatory
General Electric Capital Corporation
By: /s/ Lisa Staub
Title: Duly Authorized Signatory

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2

Schedule I

Guarantors

CCI/ARD, Inc.
CCI/Triad Gem, Inc.
Distributor Information Systems Corporation
Enterprise Computer Systems, Inc.
HM Coop LLC
Lone Star Holding Corp.
Prelude Systems, Inc.
Prophet 21 Canada Inc.
Prophet 21 Investment Corporation
Prophet 21 (New Jersey), Inc.
Prophet 21, Inc.
SDI Merger Corporation
Speedware Holdings, Inc.
Speedware USA Inc.
Stanpak Systems, Inc.
Trade Service Systems, Inc.
Triad Data Corporation
Triad Systems Corporation
Triad Systems Financial Corporation

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3

Schedule 1.01B

Certain Security Interests and Guarantees

Guarantee Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower identified therein and Deutsche Bank Trust Company Americas, as Administrative Agent.

Security Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties (as defined therein).

Intellectual Property Security Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., a Delaware corporation (to be merged with, and into, Activant Solutions Holdings Inc., which, in turn, will be merged with, and into, Activant Solutions Inc., “Merger Sub”), Lone Star Holding Corp., a Delaware corporation (“Holdings”), the Subsidiaries of Holdings identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties (as defined therein).

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4

Schedule 1.01C

Unrestricted Subsidiaries

None.

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5

Schedule 1.01E
Existing Letters of Credit

Issuing Bank	Reference Number	For Account of	Beneficiary	Expiration	Amount Outstanding
JPMorgan Chase Bank, N.A.	P-391203	Tridex Systems Limited / Triad System Ireland Limited	Bank of Ireland	12/31/2006	$300,000.00
JPMorgan Chase Bank, N.A.	O-239377	Cooperative Computing, Inc.	Employment Development Department, State of California	7/1/2006	$165,000.00

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6

Schedule 1.01F

Mortgaged Properties

None.

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7

Schedule 1.01G

Excluded Subsidiary

CCI/Triad Financial Holding Corporation

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8

Schedule 1.01H

Foreign Subsidiary

Activant Solutions Acquisitionco, Ltd.
Activant Solutions Canada Ltd.
Activant Solutions France SARL
Activant Solutions IRL Limited
Activant Solutions UK, Ltd.
Speedware Europe Ltd.
Speedware Ltee./Ltd.
Speedware Solutions Mexico S.A. de C.V.
Tridex Data Services, Ltd.
Tridex Leasing Ltd.

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9

Schedule 2.01
COMMITMENTS

Lender	2007 Term Commitment[1]	Revolving Credit Commitment[2]
Deutsche Bank Trust Company Americas	$75,000,000.00	$10,000,000.00
JPMorgan Chase Bank, N.A.	$—	$8,000,000.00
Lehman Commercial Paper Inc.	$—	$7,000,000.00
General Electric Capital Corporation	$—	$7,500,000.00
The CIT Group/Equipment Financing Inc.	$—	$7,500,000.00
TOTAL:	$75,000,000.00	$40,000,000.00

_______________________

1.	Reflects 2007 Term Commitments as of the First Incremental Amendment Effective Date (after giving effect to the termination of all Original Term Commitments on the Closing Date).

2.	Reflects Revolving Credit Commitments as of the Closing Date.

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10

Schedule 5.05

Certain Liabilities

None.

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11

Schedule 5.12

Subsidiaries and Other Equity Investments

(a) Subsidiaries

Subsidiary	Jurisdiction
Activant Solutions Acquisitionco, Ltd.	Canada
Activant Solutions Canada Ltd.	Canada
Activant Solutions France SARL	France
Activant Solutions IRL Limited	Ireland
Activant Solutions UK, Ltd.	United Kingdom
Activant Solutions Inc.	Delaware
CCI/ARD, Inc.	Delaware
CCI/Triad Financial Holding Corporation	California
CCI/Triad Gem, Inc.	Texas
Distributor Information Systems Corporation	Connecticut
Enterprise Computer Systems, Inc.	South Carolina
HM Coop LLC	Delaware
Prelude Systems, Inc.	Texas
Prophet 21 Canada Inc.	Delaware
Prophet 21 Investment Corporation	Delaware
Prophet 21 (New Jersey), Inc.	New Jersey
Prophet 21, Inc.	Delaware
SDI Merger Corporation	Illinois
Speedware Europe Ltd.	United Kingdom
Speedware Holdings, Inc.	Delaware
Speedware Ltee./Ltd.	Canada
Speedware Solutions Mexico S.A. de C.V.	Mexico
Speedware USA Inc.	New York
Stanpak Systems, Inc.	Massachusetts
Trade Service Systems, Inc.	Pennsylvania
Triad Data Corporation	California
Triad Systems Corp.	Delaware
Triad Systems Financial Corporation	California
Tridex Data Services, Ltd.	United Kingdom
Tridex Leasing Ltd.	United Kingdom

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12

Schedule 5.12

Subsidiaries and Other Equity Investments

(b) and (c) Ownership Interests and Pledged Equity Interests

Entity Owned	Owner / Member	% Interest	% Pledged
Activant Solutions Acquisitionco, Ltd.	Activant Solutions Inc.	100%	65%
Activant Solutions Canada, Ltd.	Activant Solutions Inc.	100%	65%
Activant Solutions France SARL	Activant Solutions IRL Limited	100%	—%
Activant Solutions IRL Limited	Activant Solutions Inc.	100%	65%
Activant Solutions UK, Ltd.	Activant Solutions Inc.	100%	65%
Activant Solutions Inc.	Lone Star Holding Corp.	100%	100%
CCI/ARD, Inc.	Activant Solutions Inc.	100%	100%
CCI/Triad Financial Holding Corporation	Activant Solutions Inc.	100%	—%
CCI/Triad Gem, Inc.	Activant Solutions Inc.	100%	100%
Distributor Information Systems Corporation	Prophet 21, Inc.	100%	100%
Enterprise Computer Systems, Inc.	Activant Solutions Inc.	100%	100%
HM Coop LLC	Activant Solutions Inc.	100%	100%
Prelude Systems, Inc.	Activant Solutions Inc.	100%	100%
Prophet 21 Canada, Inc.	Prophet 21, Inc.	100%	100%
Prophet 21 Investment Corporation	Prophet 21, Inc.	100%	100%
Prophet 21 (New Jersey), Inc.	Prophet 21, Inc.	100%	100%
Prophet 21, Inc.	Activant Solutions Inc.	100%	100%
SDI Merger Corporation	Prophet 21, Inc.	100%	100%
Speedware Europe Ltd.	Activant Solutions Acquisitionco, Ltd.	100%	—%
Speedware Holdings, Inc.	Activant Solutions Inc.	100%	100%
Speedware Ltee./Ltd.	Activant Solutions Acquisitionco, Ltd.	100%	—%
Speedware Solutions Mexico S.A. de C.V.	Activant Solutions Acquisitionco, Ltd.	99.99%	—%
Speedware USA Inc.	Activant Solutions Inc.	100%	100%
Stanpak Systems, Inc.	Prophet 21, Inc.	100%	100%
Trade Service Systems, Inc.	Prophet 21, Inc.	100%	100%
Triad Data Corporation	Activant Solutions Inc.	100%	100%
Triad Systems Corporation	Activant Solutions Inc.	100%	100%
Triad Systems Financial Corporation	Activant Solutions Inc.	100%	100%
Tridex Data Services, Ltd.	Activant Solutions IRL Limited	100%	—%
Tridex Leasing Ltd.	Activant Solutions UK, Ltd.	100%	—%

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13

Schedule 7.01(b)
Existing Liens

Debtor	Jurisdiction	Secured Party	Collateral	Original File Date	Original File Number
Activant Solutions, Inc.	Texas SOS	Met Center Partners-1, Ltd.	Lease Agreement	11/5/2004	04-0087524292
Activant Solutions, Inc.	Texas, Travis County Clerk	Met Center Partners-1, Ltd.	Lease Agreement	11/6/2004	2,004,209,977
Enterprise Computer Systems, Inc.	South Carolina SOS	Bankers Leasing Association, Inc.	Leased equipment	7/9/1998	980709-114438A
Enterprise Computer Systems, Inc.	South Carolina SOS	Bankers Leasing Association, Inc.	Leased equipment	7/27/1998	980727-154209A
Prelude Systems, Inc.	Texas SOS	IBM Credit Corporation	Leased equipment	6/27/2002	02-0035292447
Prelude Systems, Inc.	Texas SOS	IBM Credit Corporation	Leased equipment	7/11/2002	02-0036799167
Prelude Systems, Inc.	Texas SOS	SMB Leasing Solutions	Leased equipment	8/14/2003	03-0038082327
Prelude Systems, Inc.	Texas SOS	IBM Credit LLC	Leased equipment	8/20/2003	03-0039090307
Prophet 21, Inc.	Delaware SOS	Canon Financial Services, Inc.	Leased equipment	1/6/2003	30,195,811
Triad Systems Corporation	Delaware SOS	Hewlett-Packard Company Finance & Remarketing Division	Leased equipment In Lieu of CA SOS Filing #9716260413 Filed 06/09/1997	5/20/2002	2145336 8
Triad Systems Financial Corporation	California SOS	Fidelity Leasing, a Division of EAB Leasing Corp.	Lease agreements and related payments due thereunder and equipment described therein	4/23/2001	111,760,396

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14

Schedule 7.02(f)

Existing Investments

Entity	Owner / Member	Interest
Internet Auto Parts, Inc.	Activant Solutions Inc.	47.5%
CC of Rochester	Activant Solutions Inc.	20%
CC of Connecticut LP	Activant Solutions Inc.	20%
Interests listed on Schedule 5.12

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15

Schedule 7.03(b)
Existing Indebtedness

Existing Opco Notes.

Existing PIK Notes.

Guarantee for Supply of Goods, dated as of June 15, 2004, by and between Dell Computer Corporation Limited and Activant Solutions Inc.

Master Loan and Security Agreement, dated as of March 14, 2001, by and between Fidelity Leasing (a division of EAB Leasing Corp.) and Triad Systems Financial Corporation.

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16

Schedule 7.05(k)

Dispositions

Sale or transfer of assets of Activant Solutions Acquisitionco, Ltd., a wholly-owned Foreign Subsidiary organized in Canada and engaged in data conversion and data migration services, and its subsidiaries.

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17

Schedule 7.08

Transactions with Affiliates

Executive Employment Agreement, dated August 22, 2001, by and between Activant Solutions Holdings Inc. and Greg Petersen, as amended by letter agreement February 1, 2005.
Employment Agreement, dated May 2, 2006, by and between Lone Star Holding Corp. and Pervez Qureshi.
The Company has entered into letter agreements relating to the employment of each of the following officers:
Bill Wilson
Steve McLaughlin
Chris Speltz

Consulting Agreement, dated as of March 30, 2006, between Hellman & Friedman, Thoma Cressey and Marcel Bernard.
Indemnification Agreement, dated as of February 14, 2003, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Greg Petersen.
Indemnification Agreement, dated as of March 3, 2003, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and James Porter.
Indemnification Agreement, dated as of February 14, 2003, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Richard Rew.
Indemnification Agreement, dated as of February 14, 2003, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Christopher Speltz.
Indemnification Agreement, dated as of June 1, 2004, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Pervez Qureshi.
Indemnification Agreement, dated as of July 28, 2005, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Robert Shaw.
Indemnification Agreement, dated as of December 21, 2005, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Bill Wilson.
Indemnification Agreement, dated as of December 21, 2005, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Steve McLaughlin.
Indemnification Agreement, dated as of January 24, 2006, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Joseph Nicholson.
Indemnification Agreement, dated as of January 24, 2006, by and among Activant Solutions Holdings Inc., Activant Solutions Inc. and Kathleen Cunningham.
Letter Agreement, dated September 24, 1999, by and between CCI/Triad Financial Holding Corporation and Andrew Stidd.

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18

Indemnity Agreement, dated January 10, 2005, by and among Activant Solutions Inc. and Terrence Dobin.
Software and Data License and Service Agreement, dated as of May 31, 2000, by and between Activant Solutions Inc. and Internet Autoparts, Inc.
Stockholders Agreement, dated as of May 31, 2000, by and among Activant Solutions Inc., Internet Autoparts, Inc. and the other stockholders of Internet Autoparts, Inc. listed therein.
Each of Activant Solutions Holdings Inc.'s officers has entered into Activant Solutions Holdings Inc.'s standard Employee Confidentiality, Nondisclosure, Intellectual Property, Nonsolicitation and Noncompetition Agreement.
Stockholders Agreement, dated as of May 4, 2006, by and among Lone Star Holding Corp., a Delaware corporation, Lone Star Merger Corp., and each of the following: (a) Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership, Hellman & Friedman Capital Partners V (Parallel), L.P., a Delaware limited partnership, and Hellman & Friedman Capital Associates V, LLC, a Delaware limited liability company; (b) Thoma Cressey Fund VII, L.P., a Delaware limited partnership, Thoma Cressey Friends Fund VII, L.P., a Delaware limited partnership and Thoma Cressey Fund VIII, L.P., a Delaware limited partnership; (c) JMI Equity Fund V, L.P., a Delaware limited partnership, and JMI Equity Fund V (AI), L.P., a Delaware limited partnership, (d) the other signatories thereto, and (e) any other Person who becomes a party thereto pursuant to ARTICLE IX therein.
Subscription Agreement, dated as of May 2, 2006, by and among Lone Star Holding, a Delaware corporation, Lone Star Merger Corp., a Delaware corporation, and each of the investors listed on Schedule I thereto.
Activant Solutions Holdings Inc. has approved a cash incentive plan providing for payment of incentive bonuses in an aggregate amount of $16,900,000 to certain employees of Activant Solutions Holdings Inc. and Activant Solutions Inc. in connection with consummation of the merger with Lone Star Merger Corp.

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19

Schedule 7.09

Existing Restrictions

Master Loan and Security Agreement, dated as of March 14, 2001, by and between Fidelity Leasing (a division of EAB Leasing Corp.) and Triad Systems Financial Corporation.

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20

Schedule 10.02

Administrative Agent's Office, Certain Addresses for Notices

Information for each Borrower:

Activant Solutions Inc.
804 Las Cimas Parkway
Austin (Travis County), Texas 78746

Attention:        General Counsel
Tel: 512-328-2300
Fax: 512-278- 5223
Website: www.activant.com

Information for the Administrative Agent, Swing Line Lender and L/C Issuer:

Attention:        Mr. Paul O'Leary
Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005
Tel: 212 250-6133
Fax: 212 797-5690
Email: paul.oleary@db.com

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EXHIBIT A

[FORM OF] LOAN NOTICE
To:    Deutsche Bank Trust Company Americas, as Administrative Agent
60 Wall Street
New York, NY 10005
Attention: [    ]
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of May 2, 2006 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Activant Group Inc. (f/k/a Lone Star Holding Corp.), Activant Solutions Inc. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests (select one):
— A Borrowing of new Loans
— A conversion of Loans from one Type to the other
— A continuation of Eurocurrency Rate Loans
to be made on the terms set forth below:

(A)	Class of Borrowing (1) ______________________

(B)	Date of Borrowing,
conversion or continuation
(which is a Business Day)     ______________________

(C)	Principal amount ______________________

(D)	Type of Loan Specify Eurocurrency Rate Loan or Base Rate Loan. ______________________

(E)	Interest Period Applicable for Eurocurrency Rate Borrowings/Loans only. ______________________

1.	Revolving Credit Loan, B-1 Term Loan, B-2 Term Loan, B-3 Term Loan, Refinancing Term Loan of a given Refinancing Series or Extended Term Loan of a given Extension Series.

2.	Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) and three Business Days after the date hereof (in the case of Eurocurrency Rate Loans)

3.	Specify Eurocurrency Rate Loan or Base Rate Loan.

4.	Applicable for Eurocurrency Rate Borrowings/Loans only.

5.	Insert second bracketed language if the Borrowing occurs on any day during the ten Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Credit Commitments.

6.	Insert bracketed language if the Borrower is requesting a Borrowing of new Loans.

The above request has been made to the Administrative Agent by telephone at 201-593-2172.

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Loan Notice and on the date of the related Borrowing, the conditions to lending specified in [paragraphs (a) and (b)][paragraphs (a), (b) and (d)] 5 of Section 4.02 of the Credit Agreement have been satisfied.] 6
ACTIVANT SOLUTIONS INC.,
By: ____________________________
Name:
Title:

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EXHIBIT B

[FORM OF]
SWING LINE LOAN NOTICE
To:    Deutsche Bank Trust Company Americas,
as Swing Line Lender and Administrative Agent
60 Wall Street
New York, NY 10005
Attention: [    ]
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of May 2, 2006 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Activant Group Inc. (f/k/a Lone Star Holding Corp.), Activant Solutions Inc. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A)	Principal Amount to be Borrowed (1) ______________________

(B)

(C)	Date of Borrowing (which is a Business Day) ______________________

The above request has been made to the Swing Line Lender and Administrative Agent by telephone at (201) 593-2172.
The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in [paragraphs (a) and (b)][paragraphs (a), (b) and (d)]2 of Section 4.02 of the Credit Agreement have been satisfied.

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EXHIBIT B

ACTIVANT SOLUTIONS INC.
By:
Name:
Title:

(1) Shall be a minimum of $100,000.

(2) Insert second bracketed language if the Borrowing occurs on any day during the ten Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Credit Commitments.

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EXHIBIT E

[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement, dated as of May 2, 2006 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), Activant Group Inc. (f/k/a Lone Star Holding Corp.), Activant Solutions Inc. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]
Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower:

4.	Administrative Agent:

5.	Assigned Interest:

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EXHIBIT E

Facility/Class	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
Non-Extended Revolving Credit Commitment (and related Revolving Credit Exposure)	$	$	%
Extended Revolving Credit Commitment (and related Revolving Credit Exposure)	$	$	%
B-1 Term Loans	$	$	%
B-2 Term Loans	$	$	%
B-3 Term Loans	$	$	%
	$	$	%
_________________________

1.	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:

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EXHIBIT E

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor,
By:
Name:
Title:
[NAME OF ASSIGNEE], as Assignee,
By:
Name:
Title:

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EXHIBIT E

[Consented to and]2 Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent
By: _________________________
Name:
Title:
[Consented to:
[PRINCIPAL L/C ISSUER], as L/C Issuer
By: _________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Swing Line Lender
By: _________________________
Name:
Title:]]3

ACTIVANT SOLUTIONS INC.,
By:     _________________________
Name:
Title:] 4
_________________________

2.
No consent of the Administrative Agent shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

3.	No consent of any Principal L/C Issuer or the Swing Line Lender shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan.

4.
No consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any other assignee.

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ANNEX 1

CREDIT AGREEMENT 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.

1. 1Assignor
. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.
1. 2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 10.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a

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ANNEX 1

manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

______________________

1.
Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated of May 2, 2006 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among Activant Group Inc. (f/k/a Lone Star Holding Corp.), Activant Solutions Inc., the lenders party thereto from time to time (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent.

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